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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CASTLEPOINT HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Michael H. Lee Chairman of the Board & CEO

April 29, 2008

Dear Member of CastlePoint Holdings, Ltd.:

        You are cordially invited to attend the Annual General Meeting of Members of CastlePoint Holdings, Ltd. (the "Company") at the Hamilton Princess Hotel, Pitts Bay Road, Hamilton, Bermuda, on Monday, June 23, 2008, at 9:30 A.M. Atlantic Time (Bermuda time).

        At the meeting, members will vote on six scheduled items of business. The items and the votes the Board of Directors recommends are shown below.

Item		Recommended Vote
1.	Election of Gregory T. Doyle and William A. Robbie as Class B Directors	FOR
2.	Ratification of PricewaterhouseCoopers as the Company's independent auditors and authorize the Board of Directors to set the auditors' remuneration	FOR
3.	Authorization of election of Directors of CastlePoint Reinsurance Company, Ltd.	FOR
4.	Authorization of the ratification of CastlePoint Reinsurance Company, Ltd.'s auditors	FOR
5.	Authorization of election of Directors of CastlePoint Bermuda Holdings, Ltd.	FOR
6.	Authorization of the ratification of CastlePoint Bermuda Holdings, Ltd.'s auditors	FOR

        In addition, we will transact such other business as may be properly brought before the meeting. We also will discuss the Company's operations and will be pleased to answer your questions about the Company. Enclosed with this proxy statement is your proxy card and reply envelope.

        Enclosed with this proxy statement, you will also find the 2007 annual report that includes the financial statements and auditor's report for the year ending December 31, 2007.

        We look forward to seeing you on June 23, 2008. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

Sincerely,

Michael H. Lee Chairman of the Board & CEO

Roger A Brown Secretary

CASTLEPOINT HOLDINGS, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD JUNE 23, 2008

To the Members of CASTLEPOINT HOLDINGS, LTD.:

        The Annual General Meeting of Members (the "Annual Meeting") of CASTLEPOINT HOLDINGS, LTD. (the "Company") will be held at 9:30 A.M. (Atlantic Time), June 23, 2008, at the Hamilton Princess Hotel, Pitts Bay Road, Hamilton, Bermuda, for the following purposes:

  1.
  To elect Gregory T. Doyle and William A. Robbie as Class B Directors;

  2.
  To ratify the selection of PricewaterhouseCoopers as the Company's independent auditors and authorize the Board to set the auditors' remuneration;

  3.
  To authorize the election of directors of CastlePoint Reinsurance Company, Ltd., a wholly-owned subsidiary of the Company, which we refer to as CastlePoint Re, to serve until the next annual general meeting of the shareholders of CastlePoint Re;

  4.
  To authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Re's independent auditors and to authorize the board of CastlePoint Re to set the auditors' remuneration;

  5.
  To authorize the election of directors of CastlePoint Bermuda Holdings, Ltd., a wholly-owned subsidiary of the Company, which we refer to as CastlePoint Bermuda Holdings, to serve until the next annual general meeting of the shareholders of CastlePoint Bermuda Holdings;

  6.
  To authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Bermuda Holdings' independent auditors and to authorize the board of CastlePoint Bermuda Holdings to set the auditors' remuneration; and

  7.
  To transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

        Your Board of Directors recommends that you cast your vote: to elect the nominated directors; to ratify the appointment of PricewaterhouseCoopers as the Company's auditors; to authorize the election of CastlePoint Re's directors; to authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Re's auditors; to authorize of the election of CastlePoint Bermuda Holdings' directors; and to authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Bermuda Holdings' auditors.

        The Board of Directors has fixed the close of business on March 3, 2008 as the record date for determining the members entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

        For further information on each individual nominated as a director, please read the proxy statement that follows.

        This notice, the proxy statement, the proxy card and the 2007 Annual Report to Members (the "2007 Annual Report") are being distributed to shareholders on or about April 29, 2008.

By Order of the Board of Directors,

Roger A. Brown Secretary

Table of Contents

		Page
ANNUAL GENERAL MEETING OF MEMBERS		1
PURPOSE OF PROXY STATEMENT		1
MATTERS TO BE VOTED UPON		1
VOTING PROCEDURES		1
OTHER INFORMATION		2
BOARD OF DIRECTORS		4
CORPORATE GOVERNANCE PRACTICES		4
AUDIT COMMITTEE REPORT		7
AUDIT FEES		8
BOARD COMMITTEES		8
BOARD AND COMMITTEE MEETINGS		10
BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2007		11
DIRECTOR NOMINATION PROCEDURES		11
SECURITY HOLDER COMMUNICATION PROCESS		12
SHAREHOLDER ACTIONS		13
ITEM 1.	ELECTION OF DIRECTORS	13
	EXECUTIVE OFFICERS	15
ITEM 2.	RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS	16
ITEM 3.	AUTHORIZATION OF THE ELECTION OF DIRECTORS OF CASTLEPOINT RE	16
ITEM 4.	AUTHORIZATION OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS CASTLEPOINT RE'S INDEPENDENT AUDITORS AND AUTORIZATION OF THE BOARD OF CASTLE POINT RE TO SET THE AUDITORS' REMUNERATION	17
ITEM 5.	AUTHORIZATION OF THE ELECTION OF DIRECTORS OF CASTLEPOINT BERMUDA HOLDINGS	17
ITEM 6.	AUTHORIZATION OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS CASTLEPOINT BERMUDA HOLDINGS' INDEPENDENT AUDITORS AND AUTHORIZATION OF THE BOARD OF CASTLEPOINT BERMUDA HOLDINGS TO SET THE AUDITORS' REMUNERATION	17

iii

iv

ANNUAL GENERAL MEETING OF MEMBERS

Purpose of Proxy Statement

        The Board of Directors (the "Board") of CastlePoint Holdings, Ltd. (the "Company" or "CastlePoint Holdings") is soliciting your proxy for voting at the Annual General Meeting of Members (the "Annual Meeting") to be held at 9:30 A.M. Atlantic Time (Bermuda time), June 23, 2008, at the Hamilton Princess Hotel, Pitts Bay Road, Hamilton, Bermuda. Under Bermuda law, the term "members" is equivalent to "shareholders" under U.S. law and these terms are used interchangeably in this proxy statement. This proxy statement is being distributed to members on or about April 29, 2008. In addition, the Company's annual report for 2007 is enclosed with this proxy statement. It includes the financial statements and the Company's independent auditor's report for the year ending December 31, 2007.

Matters to be voted upon

        At the Annual Meeting, members will vote to elect two Class B directors to serve until the annual general meeting in 2011. The Board has nominated William A. Robbie and Gregory T. Doyle to serve in this capacity. Members will also vote: to ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors and allow the Board to set their remuneration, to authorize the election of the directors of our wholly-owned Bermuda subsidiaries, CastlePoint Reinsurance Company, Ltd. ("CastlePoint Re") and CastlePoint Bermuda Holdings, Ltd. ("CastlePoint Bermuda"), and to authorize the ratification of the appointment of PricewaterhouseCoopers as the auditors of CastlePoint Re and CastlePoint Bermuda and allow the boards thereof to set their remuneration. Please see page 13 et seq. for information on these matters.

        The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly presented at the meeting, your signed and dated proxy card authorizes any of Gregory T. Doyle, Joel S. Weiner, or Roger A. Brown to vote your shares in accordance with his best judgment.

Voting Procedures

  Who May Vote

        Members as of the close of business on March 3, 2008 (the "Record Date") are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each common share is entitled to one vote on each matter presented to the members.

  How to Vote

        Members may vote:

  •
  In person at the meeting, or

  •
  By mail, by completing and returning the proxy card.

  Vote Needed for Election of Directors and All Other Matters

        Each matter to be voted upon by members will be approved if it receives affirmative votes representing a majority of all shares present and entitled to vote.

  Quorum to Transact Business

        The holders of a majority of the issued and outstanding common shares of the Company, present in person or represented by proxy, will constitute a quorum for the transaction of business at the

Annual Meeting. As of the Record Date, 38,289,430 of our common shares were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

  Voting of Shares via Proxy

        If you have submitted a properly executed proxy card by mail and are part of the quorum, your shares will be voted as you indicate on your proxy card. If you sign, date and mail in your proxy card without indicating how it should be voted on the matters to be voted upon by the members at the annual general meeting as set forth in this proxy statement, your shares will be voted in favor of such items. If you sign, date and mail your proxy card and withhold voting for any of the nominated directors (as explained on the proxy card), your vote will be recorded as being withheld. A proxy card marked "abstain" regarding approval of any other item to be voted upon included in this proxy statement will not be voted on that item, but will be included as present and entitled to vote for determining whether the item has been approved. Broker non-votes are not included in determining whether a quorum is present. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have authority to do so.

  Revocation of Proxy

        If you later decide to revoke or change your proxy, you may do so by: (1) sending a written statement to that effect to the Secretary of the Company at Victoria Hall, 11 Victoria Street, Hamilton, HM 11, Bermuda; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

  Substantial Owners of Shares

        Tower Group, Inc. ("Tower") owned 2,555,000 shares of our common stock, representing 6.3% of our outstanding shares as of the Record Date, and held warrants to purchase 1,127,000 additional shares as of the Record Date, for a total of 9.0% of our outstanding shares. Michael H. Lee, who is Chairman and CEO of Tower, either directly or indirectly through trusts of which he or his wife is the trustee, beneficially owns 924,138, or 2.4% of our outstanding shares. Our other significant shareholders that beneficially own more than 5% of our shares are Omega Associates, LLC, and its affiliates, including Omega Advisers, Inc., which exercises investment management discretion over the shares held by Omega Associates, LLC and its affiliates. Leon G. Cooperman is the managing member of Omega Associates, LLC, and the president and majority shareholder of Omega Advisers, Inc. Please see the chart on 19 for more details.

  Duplicate Proxy Statements and Cards

        You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by the Bank of New York Mellon, our transfer agent. To have all your shares voted, please sign and return all the proxy cards you receive. If you wish to have your accounts registered in the same name(s) and address, please call the Bank of New York Mellon at 800.524.4458.

Other Information

  Shareholder Proposals

        An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2009 Annual General Meeting of Members (the "2009 Annual Meeting") must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than December 30, 2008. The Company plans to hold its 2009 Annual Meeting in the spring of 2009. A shareholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding common shares or shares with a market value of $2,000 for at least one year before submitting the proposal and the shareholder must continue to own such shares through the date the 2009 Annual Meeting is held.

        A shareholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the Annual Meeting in 2009 must provide notice of the matter to the Secretary of the Company by March 13, 2009, or else the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter raised by the shareholder.

  Expenses of Solicitation

        The enclosed proxy is solicited by and on behalf of the Company's Board. The Company will pay the cost of the preparation and mailing of this proxy statement and related proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or by other electronic means by Company officers and employees, who will not receive additional compensation for this. The Company will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

BOARD OF DIRECTORS

Corporate Governance Practices

        We have adopted corporate governance guidelines which are available on our website (www.castlepoint.bm). Information on our website is not incorporated by reference into this proxy statement.

        Our corporate governance guidelines include:

  Board Size, Composition and Independence

        The Board presently consists of 5 directors comprised of 3 independent, non-employee directors and 2 employee directors. Our two employee directors are Michael H. Lee, who is Chairman of the Board and Chief Executive Officer of the Company (the "CEO"), and Gregory T. Doyle, our President. We believe the Board should be of a size sufficient to reflect the size and complexity of the Company's business and the need for diverse viewpoints. The Board should periodically review and change its size in light of changes in the Company's businesses, based on recommendations of the Nominating and Corporate Governance Committee. The Board has determined that it should have the flexibility to increase (or decrease, if found warranted) the size of the Board in order to reflect the skills and expertise required for the Company at any point in time, although there are no plans in place to increase or decrease the number of directors.

        At least a majority of the members of the Company's Board shall be directors who meet the criteria for independence established by the NASDAQ Stock Market, Inc. ("NASDAQ") and the United States Securities and Exchange Commission (the "SEC"). The Board annually shall make a determination as to the independence of each director prior to his of her nomination for election, which shall be disclosed to shareholders. Additionally, it is the Board's responsibility to make an affirmative determination that no director or nominee for director has a relationship that would interfere with that individual's exercise of his or her independent judgment in carrying out the responsibilities of a director. No independent member of the Board may own any shares of Tower. The Board has determined that no independent director has a relationship with the Company that impairs his or her independence. The Board has established that the three non-employee directors, who form the majority of the Board, are independent within the criteria set forth above.

  Qualifications of Directors

        The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and CEO, screens director candidates. In overseeing the nomination of candidates, the committee, and subsequently the entire Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as directors. Directors are expected to bring skills, experience and talent to the Board that add value to the Board's deliberative process and advance the business goals of the Company. Directors are expected to be knowledgeable about the insurance industry and the elements necessary for businesses in such industry to be successful. The director nomination process is more fully described on page 11 of this proxy statement.

  Attendance at Directors' and Shareholders' Meetings

        Board meetings are regularly scheduled each quarter throughout the year and special board meetings are held as circumstances warrant. Directors are expected to attend all meetings of the shareholders, and meetings of the Board and of the committees on which they serve. Non-director members of management regularly attend portions of Board and committee meetings. Directors are expected to attend the annual general meeting and any special meetings of members. See page 10 of this proxy statement for more information regarding meetings of the Board and its committees held in 2007, and the directors' attendance at such meetings.

  Separation of Chairman and CEO Positions

        The Board may combine or separate the offices of Chairman of the Board and Chief Executive Officer. Currently, the Chairman of the Board is the Chief Executive Officer.

  Service on other Boards

        The number of other public company boards on which a director may serve is subject to a case-by-case review depending upon whether, under all the circumstances pertaining to an individual director, such director can devote the time necessary to fulfilling the duties of a director for the Company.

  Board Committees

        The Board must maintain an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, all of which must maintain a charter and consist entirely of independent directors. All of these committees may engage outside independent advisors at the Company's expense as necessary and proper. The Board may also form other committees as it deems necessary and appropriate.

  CEO Performance Evaluation and Succession Planning

        The Compensation Committee annually reviews the CEO's performance. The Nominating and Corporate Governance Committee oversees the senior executive evaluation process and the Company's succession planning process. The Company's succession plan will include appropriate contingencies in case the CEO retires or is incapacitated. The Board, with the assistance of the Nominating and Corporate Governance Committee, will identify, evaluate and recommend to the Board potential successors to the CEO, as appropriate. The CEO should, at all times, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

  Code of Business Conduct and Ethics

        The Board, through the Nominating and Corporate Governance Committee, has established and oversees compliance with a Code of Business Conduct and Ethics for directors, officers and employees meeting the requirements of the SEC and NASDAQ corporate governance rules. These are posted in the governance section of the Company website. The Company will provide a copy of the code to any person upon request and without charge. Requests should be addressed to the Nominating and Corporate Governance Committee, CastlePoint Holdings, Ltd., Victoria Hall, 11 Victoria Street, Hamilton, HM 11, Bermuda, with the words "Request for Code" placed on the lower left-hand corner of the envelope.

        The Company shall disclose waivers from, and amendments to, the Code of Business Conduct and Ethics on its website. In addition, in accordance with NASDAQ listing requirements, the Company will also disclose on a Form 8-K any waivers from the Code of Business Conduct and Ethics that are granted to directors and executive officers.

  Board Effectiveness Assessment

        The Nominating and Corporate Governance Committee shall annually conduct an assessment of the Board's effectiveness and make a report on that subject to the Board. The first such self-assessment is in progress. The Nominating and Corporate Governance Committee also reviews and makes recommendations to modify the Company's corporate governance practices. All standing committees of the Board also conduct annual self-assessments.

  Director Compensation

        In order to attract and retain qualified board members, director compensation is intended to be competitive with the compensation of directors at peer companies. Directors' fees are recommended for approval by the full Board by the Compensation Committee after consultation with independent compensation consultants. For more information about our director compensation programs, see page 35 of this proxy statement.

  Board Agendas and Meetings

        A board calendar for each year is prepared in advance that lists items to be addressed by the Board. Additional items are added as necessary by the Chairman and CEO. Each director is free to suggest items for an agenda, and each director is free to raise subjects at any Board meeting that are not on the agenda for that meeting. Relevant information is provided to the directors in advance of a meeting. The Board reviews and approves the Company's operating plan and specific financial goals for each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings.

  Executive Sessions of Independent Directors

        Executive sessions of the independent directors are scheduled at each regular Board meeting and at most committee meetings. The current practice is to have the chairman of the Nominating and Corporate Governance Committee presides at executive sessions.

  Access to Management and Independent Advisers

        The independent directors have access to management and, as necessary and as requested by them, independent advisers, at the Company's expense.

  Related Party Transactions

        The Company does not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, would present a conflict of interest, or is otherwise prohibited by law, rule or regulation. Such transactions include, but are not limited to, any extension, maintenance or renewal of an extension of credit to any director or executive officer of the Company and significant business dealings with directors or their affiliates, substantial charitable contributions to organizations with which a director is affiliated, and consulting contracts with, or other indirect forms of compensation to, a director. The Board and the Audit Committee review all related party transactions on an ongoing basis. The Corporate Governance Guidelines require that related party transactions (including, without limitation, those with Tower, which is a major shareholder and significant business partner of the Company, and transactions with any subsidiary or affiliate of Tower) must be approved in advance by the Audit Committee. Compensation of the CEO and other executive officers, if any, who are affiliated with Tower or any subsidiary or affiliate of Tower must be approved by the Compensation Committee. Non-employee directors of the Company may not own any shares or other securities of Tower Group, Inc. or its subsidiaries.

  Communications

        The Company's management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the

Company with the knowledge of management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management and with the express advanced approval of the Board.

Audit Committee Report

        Prior to release of the Company's consolidated financial statements for 2007, which are contained in the 2007 Annual Report, the Audit Committee met and held discussions with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's results. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        In addition, the Audit Committee received from and discussed with PwC the firm's written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding independence from the Company and its management. The Audit Committee also considered whether PwC's provision of other non-audit services to the Company is compatible with the firm's independence. The Audit Committee has concluded that PwC is independent from the Company and its management.

        The Audit Committee also discussed with PwC the overall scope and plans for their prospective audits. The Audit Committee met with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and procedures, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for 2007 be approved for filing in the Company's annual report on Form 10-K with the SEC for the year ended December 31, 2007. Management is responsible for the Company's financial reporting process and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles. PwC is responsible for auditing those consolidated financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's responsibility to conduct auditing or accounting reviews or procedures. Therefore, in approving the audited consolidated financial statements, the Audit Committee has relied on management's representation that the consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the reports of PwC included in the Company's Annual Report on Form 10-K.

        The Audit Committee recommends the Company's independent accounting firm to perform the annual audit, subject to shareholder ratification. It has recommended that PwC continue as the Company's independent accounting firm for 2008. The Audit Committee has also recommended to the boards of the other Company subsidiaries, including CastlePoint Bermuda Holdings, Ltd. and CastlePoint Reinsurance Company, Ltd. that PwC serve as the independent accounting firm for them as well.

Submitted by the Audit Committee:

William A Robbie, Chairman
Robert S. Smith
Jan R. Van Gorder

Audit Fees

        PwC rendered the following services and billed, or expects to bill, the following fees for fiscal 2007.

Services	2006 Fees	2007 Fees
Audit	$896,376	$1,236,495
Audit-Related	n/a	$47,000
Tax	n/a	$0
All Other	$1,500	$33,000

        "Audit" services represents: the audit of the annual financial statements and review of financial statements included in the Company's 10-Q; audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities; review of risk transfer in reinsurance contracts; and review of other documents, including registration statements, filed with the SEC.

        "Audit-Related" services represents audits of employee benefit plans, accounting advice on recoverability of deferred tax assets and accounting for investments.

        "Tax" services would include fees for tax advice and other consultations related to transactions considered by the Company in a given year.

        "All Other" services represents a fee for participation in an employee compensation survey and fees for statutory loss reserve specialist reports.

        The Audit Committee has determined that the rendering of "audit-related" services is compatible with PwC maintaining its independence.

        All of the above fees for 2007 were approved by the Audit Committee. At least fifty percent of the total hours expended on the independent registered public accounting firm's audit of the Company were attributable to persons who were full-time permanent employees of the independent registered public accounting firm.

Board Committees

        Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of directors which our Board has determined are "independent" within the meaning of the applicable rules of the NASDAQ Stock Market, Inc. and the SEC. In addition, our Board of Directors had initially established an Executive Committee, but, in February, 2007, decided that an Executive Committee was not necessary and voted to eliminate it.

        Each standing committee has a written charter that is posted on the Company's website (www.castlepoint.bm).

  Executive Committee

        The purpose of the Executive Committee prior to its dissolution in February, 2007 was as follows:

  •
  to assist our Board of Directors in providing guidance on our overall strategy, business development and corporate oversight. The Executive Committee was to recommend positions for us on significant, relevant public policy issues. In addition, the Executive Committee was to exercise the power and authority of our Board of Directors between Board meetings, except that the Executive Committee could not authorize actions with respect to certain actions.

        Mr. Lee was the chairman of our Executive Committee and the other members of our Executive Committee were Mr. Doyle and, while he was a member of the Board of Directors, Mr. Joel Weiner.

  Audit Committee:

        The Audit Committee assists our Board in monitoring the integrity of our financial statements, the independent auditors' qualifications and independence, performance of our independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee's responsibilities also include appointing (subject to shareholder ratification), reviewing, determining funding for and overseeing our independent registered public accounting firm and its services. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities:

  •
  reviews and discusses with appropriate members of our management and the independent registered public accounting firm our audited financial statements, related accounting and auditing principles, practices and disclosures;

  •
  reviews and discusses our audited annual and unaudited quarterly financial statements before the filing of such statements;

  •
  establishes procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding our financial statements or accounting policies;

  •
  reviews reports from our independent registered public accounting firm on all critical accounting policies and practices to be used for our financial statements;

  •
  reviews and approves all related party transactions (except those delegated to the Compensation Committee), including those with Tower, as well as any subsequent modifications thereto, for actual or potential conflict of interest situations on an ongoing basis;

  •
  obtains reports from our management and internal auditors regarding whether we, our subsidiaries and affiliated entities are in compliance with the applicable legal requirements and our code of business conduct and ethics, and advises our Board about these matters; and

  •
  monitors the adequacy of our operating and internal controls as reported by management and the independent or internal auditors.

        Mr. Robbie is the chairman of our Audit Committee and the other members of our Audit Committee are Messrs. Smith and Van Gorder. Our Board has determined that each member of our Audit Committee is "independent" within the meaning of the applicable rules of the SEC and The NASDAQ Stock Market, Inc. Mr. Robbie, who is a Certified Public Accountant, has been designated an "audit committee financial expert," as defined by NASDAQ and Section 407 of the Sarbanes-Oxley Act and implementing regulations, for our Audit Committee by our Board of Directors.

  Compensation Committee:

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving corporate and individual goals and objectives relevant to the compensation of our CEO and other executive officers;

  •
  evaluating the performance of our CEO and other executive officers in light of such corporate and individual goals and objectives and, based on that evaluation, together with the other independent directors if directed by the Board, determining the base salary and bonus of the CEO and other executive officers and reviewing the same on an annual basis;

  •
  establishing and administering equity-based compensation under our 2006 Long-Term Equity Compensation Plan and any other incentive plans and approving all grants made pursuant to such plans; and

  •
  making recommendations to our Board regarding non-employee director compensation and any equity-based compensation plans.

        Mr. Smith is the chairman of our Compensation Committee and the other members are Messrs. Robbie and Van Gorder.

  Nominating and Corporate Governance Committee:

        The Nominating and Corporate Governance Committee responsibilities include:

  •
  establishing the criteria for membership on our Board;

  •
  reviewing periodically the structure, size and composition of our Board and making recommendations to the Board as to any necessary adjustments;

  •
  identifying individuals qualified to become directors for recommendation to our Board;

  •
  identifying and recommending for appointment to our Board, directors qualified to fill vacancies on any committee of our Board;

  •
  having sole authority to select, retain and terminate any consultant or search firm to identify director candidates and having sole authority to approve the consultant or search firm's fees and other retention terms;

  •
  considering matters of corporate governance, developing and recommending to the Board a set of corporate governance principles and our code of business conduct and ethics, as well as recommending to the Board any modifications thereto;

  •
  developing and recommending to our Board for its approval an annual board and committee self-evaluation process to determine the effectiveness of their functioning; and

  •
  exercising oversight of the evaluation of the Board, its committees and management.

        Mr. Van Gorder is the chairman of our Nominating and Corporate Governance Committee and the other members are Messrs. Robbie and Smith.

Board and Committee Meetings

        The Board met 7 times in 2007. In 2007, each director attended at least 75 percent of all Board meetings and meetings of committees on which he or she served. In 2007, all Board members attended the Annual General Meeting of Members. The Company has the following standing committees: Audit, Compensation and Nominating and Corporate Governance. The following table sets forth the membership of each of those committees of the Board and the number of times such committee met during the year ended December 31, 2007.

BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2007

Name	Audit		Compensation		Nominating & Corporate Governance
Gregory T. Doyle
Michael H. Lee
William A. Robbie	X	*	X		X
Robert S. Smith	X		X	*	X
Jan R. Van Gorder	X		X		X	*
Number of Meetings in 2007	5		6		5
    *
    denotes Committee Chair

Director Nomination Procedures

        The specific process for evaluating new directors, including shareholder recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies of whom will likely include experience in one or more of the following: property/casualty insurance operations, information technology, human resources, investments, capital markets, law, finance, actuarial science, governmental affairs and public policy, strategic planning and merger and acquisitions. Candidates will be evaluated in light of the target criteria chosen. If a name of a proposed candidate is submitted by a shareholder, the submission should include the name, address and phone number of both the shareholder and candidate, and if the sender is not a record holder of shares, proof that the sender is a beneficial owner of shares, along with: 1) a description of the skills, expertise, and experience of such candidate; and 2) a discussion why such candidate would be a good director for the Company. The submission should also contain an affirmation that such candidate, to the submitting shareholder's knowledge, is willing to serve and capable of serving as a director, and that such candidate would qualify as an independent director under NASDAQ listing and applicable SEC requirements. Any communication to this end should be addressed to: Chairman of the Nominating and Corporate Governance Committee, CastlePoint Holdings, Ltd., Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda. The words "Director Nomination" should be placed on the lower left-hand corner of the envelope.

        The Nominating and Corporate Governance Committee may, at its discretion, retain a search firm to assist in locating and/or evaluating candidates.

        Upon receipt of names and information on or from proposed candidates, the Nominating and Corporate Governance Committee generally reviews the proposed candidates and chooses for further review the candidate(s) who best meet the target profile. Submissions by shareholders are accorded the same treatment as other proposed candidates. Such further review may consist of requests for additional information, including references, telephone contact, and in-person interviews. Interviews may be conducted by any member of the Nominating and Corporate Governance Committee, the Chairman of the Board and CEO, and any other person or persons requested and authorized by the Nominating and Corporate Governance Committee. Reports on the interviews will be made to all members of the Nominating and Corporate Governance Committee.

        Once the Nominating and Corporate Governance Committee members are in agreement on a candidate to recommend to the Board of Directors, the committee will notify the remainder of the directors. If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.

Security Holder Communication Process

        Shareholders can communicate with Board members directly by sending letters to them, either via regular U.S. Mail or express delivery service. Shareholders may also access the Company's Whistleblower System ("SilentWhistle") through our website (www.castlepoint.bm). However, except for communications to Mr. Robbie, any communications via SilentWhistle do not go directly to the individual director to whom the communication is addressed. Letters may be addressed to an individual member of the Board or to a specific committee chair at Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda. The actual letter should be enclosed in an inner envelope. Attached to that envelope should be a cover page setting forth the amount of shares owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name. If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter. The envelope containing the letter and the cover page regarding share ownership should be placed in an outer envelope which should be mailed to the Company with the legend "Security Holder Communication" in the lower left-hand corner. Company personnel will open the outer envelope and confirm that the sender is a security holder. If so, the inner envelope will be forwarded to the designated director. If a letter is addressed to the "Audit Committee Chair c/o Chief Complaint Officer," it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company's "Audit Committee Complaints Procedures and Whistleblower Protection Policy."

SHAREHOLDER ACTIONS

Item 1.    Election of Directors

        Our Board currently consists of five directors. Our Bye-laws provide for a classified board comprised of three classes of directors (A, B and C), with each class to serve a term of three years. However, because the Company initially elected directors in 2006, two Class C directors were elected for a three-year term, two Class B directors were elected for a two-year term, and one Class A director was elected for a one-year term. The current terms of Class A, B and C directors expire in the years 2010, 2008 and 2009, respectively.

        Two Class B directors are to be elected at the 2008 Annual General Meeting to serve until the annual meeting in 2011 and until a successor has been duly elected and qualified. The nominees are:

Name	Class	Age	Director Since	Year Term will Expire if Elected
Gregory T. Doyle	B	47	2006	2011
William A. Robbie	B	57	2006	2011

Biographies of Director Nominees

        Gregory T. Doyle—President and Director of each of CastlePoint Holdings, CastlePoint Management Corp. and CastlePoint Insurance Company, and a Director of CastlePoint Re—Mr. Doyle has been a member of our Board of Directors since April 2006. Mr. Doyle became our President, and the Chief Executive Officer and a director of CastlePoint Re in October 2006. He relinquished only the position of Chief Executive Officer of CastlePoint Re in December 2006. Mr. Doyle became a director of CastlePoint Insurance Company in December 2006 and he became its President, as well as the President and a director of CastlePoint Management Corp. ('CastlePoint Management") in January 2007. Mr. Doyle previously served on the Board of Directors of Tower commencing in September 2004, and resigned from the Board of Directors of Tower when he joined our Board of Directors. Mr. Doyle served as the Executive Chairman of the reinsurance brokerage firm, BMS Vision Re, from June 2004 to October 2006. Prior to that, between January 2003 and May 2004, he was President and Chief Executive Officer of Presidential Re, a consulting firm Mr. Doyle founded. From November 2000 to January 2003, Mr. Doyle served as Executive Vice-president for Guy Carpenter & Co., a reinsurance brokerage firm. From 1985 to 2000, Mr. Doyle held senior positions at American Re-Insurance Company, ultimately as Corporate Executive Vice-president and President of Domestic Insurance Company Operations. He was also a member of American Re-Insurance's Board of Management and directed their largest division, with annual revenues in excess of $2 billion. Mr. Doyle is a Chartered Property and Casualty Underwriter and attended the Advanced Executive Education Program at the University of Pennsylvania's Wharton School of Business.

        William A. Robbie—Director—Mr. Robbie has served as a member of our Board of Directors since January 2006. He has been the chairman of our Audit Committee since February 2006. Since December 2004, he has provided financial advisory services to the insurance industry through his own consulting firm. From November 2002 to November 2004, Mr. Robbie was Chief Financial Officer of Platinum Underwriters Reinsurance Ltd., a property and casualty reinsurance company in Bermuda. From August 2002 to November 2002, Mr. Robbie held the same position at St. Paul Reinsurance, a reinsurance operation of The St. Paul Companies, Inc. From September 1997 to August 2002, Mr. Robbie held various positions at XL Capital Ltd., a Bermuda-based insurance, reinsurance and financial risk company, and its subsidiaries, including Executive Vice-president—Global Services, Corporate Treasurer and Chief Financial Officer of XL Re, Ltd. Prior to that, he held a variety of central and senior positions in the insurance industry, including roles as Chief Financial Officer of Prudential AARP Operations, Chief Accounting Officer at Continental Insurance Companies, Treasurer

of Monarch Life Insurance Company and various positions at Aetna Life and Casualty Company. From 2005 to January 2008, Mr. Robbie was a director and chairman of the Audit Committee of American Safety Insurance Company. Mr. Robbie is a Certified Public Accountant.

The Board of Directors recommends a vote "FOR" the Nominated Directors.

        If a nominee is unavailable for election, shareholders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

  Continuing Directors:

        Directors continuing in office are:

Name	Class	Age	Director Since	Year Term Will Expire
Michael H. Lee	C	50	2006	2009
Robert S. Smith	A	49	2006	2010
Jan R. Van Gorder	C	60	2007	2009

  Biographies of Directors Continuing in Office

        Michael H. Lee—Chairman of the Board and Chief Executive Officer of CastlePoint Holdings, Chief Executive Officer and Director of each of CastlePoint Management and CastlePoint Insurance Company—Mr. Lee has been a director of CastlePoint Holdings since January 2006. He was our Chairman of the Board, President and Chief Executive Officer between February 2006 and October 2006 when he relinquished the position of the President. Mr. Lee also became the Chief Executive Officer of CastlePoint Management in November 2006 and the Chief Executive Officer of CastlePoint Insurance Company in January 2007. He is also a director of CastlePoint Management and CastlePoint Insurance Company. In addition, Mr. Lee is the Chairman of the Board, President and Chief Executive Officer of Tower Group, Inc. and founder of its primary insurance company operation, Tower Insurance Company of New York, or TICNY, in 1989. Mr. Lee is responsible for the overall management of Tower and its subsidiary operations. Mr. Lee maintains his positions with Tower and, as such, does not serve our Company on a full-time basis. Prior to founding TICNY, Mr. Lee was an attorney in private practice specializing in advising entrepreneurs on the acquisition, sale and formation of businesses in various industries.

        Robert S. Smith—Director—Mr. Smith has served as a member of our Board of Directors since January 2006. He has been the chairman of our Compensation Committee since January 2006 and has served as the acting chairman of our Nominating and Corporate Governance committee when that position was vacant. Mr. Smith is currently a principal of Sherier Capital LLC, a business advisory firm that he founded in 2005. He was previously Chief Operating Officer (from December 1999 to April 2004) and Executive Vice-president (from April 2004 to August 2004) of Friedman, Billings, Ramsey Group, Inc., where he was instrumental, among other things, in growing Friedman, Billings, Ramsey Group, Inc. from a privately-held securities boutique to a nationally recognized investment bank, helping accomplish its 1997 initial public offering and the creation of an affiliated public company, FBR Asset Investment Corporation and the merger of the two companies in 2003. Before joining Friedman, Billings, Ramsey Group, Inc. as its General Counsel, Mr. Smith was an attorney with the law firm of McGuireWoods LLP from 1986 to 1996. Mr. Smith currently serves on the Boards of Asset Capital Corporation and the Washington Performing Arts Society.

        Jan R. Van Gorder—Director—Mr. Van Gorder became a director of CastlePoint Holdings effective immediately after our IPO in March 2007. He became chairman of our Nominating and Corporate

Governance Committee on May 1, 2007. Mr. Van Gorder was employed by Erie Insurance Group from November 1981 through December 2006. He held a variety of positions at that company, including his most recent position as Senior Executive Vice-president, Secretary and General Counsel from December 1990 through December 2006. He served as a consultant and acting Secretary and General Counsel at Erie Insurance Group during the period January 1, 2007 through May 12, 2007. Mr. Van Gorder served as a member of the Board of Directors of Erie Indemnity Company, Erie Pennsylvania, from 1990 to 2004. Mr. Van Gorder has also served as a Director and Chairman of the Insurance Federation of Pennsylvania.

Executive Officers

        The executive officers of the Company and its principal subsidiaries as of December 31, 2007 were:

Name	Age	Title
Michael H. Lee	50	Chairman of the Board and Chief Executive Officer of CastlePoint Holdings, Chief Executive Officer and Director of each of CastlePoint Management and CastlePoint Insurance Company, and Director of CastlePoint Re
Gregory T. Doyle	47	President and Director of each of CastlePoint Holdings, CastlePoint Management and CastlePoint Insurance Company, and Director of CastlePoint Re
Joel S. Weiner	58	Chief Financial Officer, Senior Vice-President and Director of each of CastlePoint Re, CastlePoint Insurance Company and CastlePoint Management
Richard M. Barrow	54	Senior Vice-President and Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Management and CastlePoint Insurance Company and Director of each of CastlePoint Management and CastlePoint Insurance Company
Joseph P. Beitz	51	President and Director of CastlePoint Re, and Director of CastlePoint Insurance Company

  Biographies of Non-Director Executive Officers:

        Joel S. Weiner—Chief Financial Officer, Senior Vice-president and Director of, CastlePoint Re, CastlePoint Management, and CastlePoint Insurance Company—Mr. Weiner has been our Vice-president since January 2006 and was a director from January 2007 through March 28, 2007. He became our Chief Financial Officer ("CFO") and Senior Vice-president in February 2006. Mr. Weiner has also been Chief Financial Officer, Senior Vice-president and director of CastlePoint Re since March 2006, and he has held the same positions at CastlePoint Management since May 2006. Prior to joining the Company, Mr. Weiner served as Senior Vice-president of Tower Group, Inc. since January 2004. He resigned his position at Tower effective April 4, 2006. From January 2002 until December 2003, he was employed as Managing Director at GAB Robins Capital Partners, which provides outsourcing for claim operations. From October 1991 to December 2001, he was employed by the accounting firm PricewaterhouseCoopers LLP, where he led that company's U.S. middle market insurance consulting practice and advised many property and casualty insurers on strategic issues. He is an Associate member of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

        Joseph P. Beitz—President and Director of CastlePoint Re, and Director of CastlePoint Insurance Company—Mr. Beitz has served as a director of CastlePoint Re since March 2006. From February 2006 to May 2006, he served as the President and director of CastlePoint Management. From May 2006 to

October 2006, he served as the Executive Vice-President and Acting President of CastlePoint Re. Since November 2006, he has served as President of CastlePoint Re, and since December 2006, he has served as a director of CastlePoint Insurance Company. Prior to joining CastlePoint, Mr. Beitz served as Tower's Managing Vice-President, Program Underwriting since joining that company in March 2005. He resigned his position at Tower effective April 4, 2006. Mr. Beitz's primary responsibilities at Tower were the production and management of new program opportunities. With 25 years of experience in the insurance and reinsurance industry, prior to joining Tower, Mr. Beitz served as President and Chief Operating Officer of NOVA Casualty Company, a property and casualty insurance company, in Buffalo, New York, from November 2001 to September 2004. In his role at NOVA Casualty Company, Mr. Beitz managed their program division through a subsidiary, NOVA Alternative Risk. Prior to that, Mr. Beitz served as Vice-president, Non-Traditional Treaty Underwriting with Odyssey America Reinsurance Corporation in its Stamford, Connecticut and New York City offices. He also has six years of property and casualty experience in the Bermuda market.

        Richard M. Barrow—Senior Vice-president and Chief Accounting Officer of each of CastlePoint Holdings, CastlePoint Re, CastlePoint Management and CastlePoint Insurance Company, and a director of CastlePoint Management and CastlePoint Insurance Company—Mr. Barrow became an employee of CastlePoint Management on April 30, 2007. Following receipt of a Bermuda work permit in June, 2007 Mr. Barrow became the Senior Vice-president and Chief Accounting Officer ("CAO") of each of CastlePoint Holdings, CastlePoint Bermuda Holdings and CastlePoint Re. From June 1996 until April 2007, Mr. Barrow was Senior Vice-President, Treasurer and Chief Financial Officer for Gerling America Insurance Company, a U.S.-based subsidiary of the Talanx Group, a German company that writes property, casualty and ocean marine coverage.

Item 2.    Ratification of the Company's independent auditors

        The Board, based upon the recommendation of the Audit Committee, has approved the selection of PwC to serve as the Company's independent registered public accounting firm for 2008, subject to ratification by the members.

        Representatives of PwC, the accounting firm that audited CastlePoint Holdings' 2007 financial statements, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by the shareholders.

        We are asking our shareholders to ratify the selection of PwC as our independent registered accounting firm for 2008 as required by Bermuda law. In addition to this ratification, shareholders are requested to authorize the Board to set the remuneration of PwC for their audit of the Company. In the event members fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different independent auditor. However, even if the selection is ratified, the Audit Committee reserves the ability to select a different independent registered public accounting firm, subject to approval by the Board if it determines that such a change is in the best interests of our Company and our members.

The Board of Directors recommends a vote "FOR" the ratification of PwC as our independent registered public accounting firm for 2008 and authorization of the Board to set PwC's remuneration.

Item 3.    Authorization of the election of directors of CastlePoint Re

        Pursuant to CastlePoint Holdings' Bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of any non-US subsidiary, which includes CastlePoint Re, a Bermuda company, CastlePoint Holdings is required to submit a proposal relating to such matters to the shareholders of CastlePoint Holdings and vote all the shares of CastlePoint Re owned by CastlePoint Holdings in accordance with and proportional to such vote of CastlePoint Holdings' shareholders. Accordingly, the shareholders of CastlePoint Holdings are being asked to consider this proposal.

        CastlePoint Re's Board of Directors consists of Gregory T. Doyle, President of CastlePoint Holdings, Joel S. Weiner, Senior Vice-President and CFO of CastlePoint Holdings, and Joseph P. Beitz, President of CastlePoint Re. Information on these candidates is found at pages 13 to 16. The Company wishes to re-elect these directors to be directors of CastlePoint Re from its annual general meeting in 2008 to its annual general meeting in 2009.

The Board of Directors recommends a vote "FOR" the authorization of the election of the nominees above as directors of CastlePoint Re.

Item 4    Authorization of the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Re's independent auditors and authorization of the board of CastlePoint Re to set the auditors' remuneration.

        The Board also proposes that the shareholders authorize the ratification of the appointment of PwC to serve as the independent registered public accounting firm of CastlePoint Re for 2008. PwC served as the independent auditors of CastlePoint Re for the 2007 financial year. In addition to this ratification, shareholders are requested to authorize the Board of Directors of CastlePoint Re to set the remuneration of PwC for their audit of CastlePoint Re.

The Board of Directors recommends a vote "FOR" the authorization of the ratification of PwC as CastlePoint Re's auditors for 2008 and authorization of the Board of Directors of CastlePoint Re to set PwC's remuneration.

Item 5 Authorization of the election of directors of CastlePoint Bermuda Holdings

        Pursuant to our Bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of any non-US subsidiary, which includes CastlePoint Bermuda Holdings, a Bermuda company, we are required to submit a proposal relating to such matters to the shareholders of CastlePoint Holdings and vote all the shares of CastlePoint Bermuda Holdings owned by CastlePoint Holdings in accordance with and proportional to such vote of CastlePoint Holdings' shareholders. Accordingly, the shareholders of CastlePoint Holdings are being asked to consider this proposal.

        CastlePoint Bermuda Holding's Board of Directors consists of Gregory T. Doyle, President of CastlePoint Holdings, Joel S. Weiner, Senior Vice-President and CFO of CastlePoint Holdings, and Joseph P. Beitz, President of CastlePoint Re. Information on these candidates is found at pages 13 to 16. The Company wishes to re-elect these directors to be directors of CastlePoint Bermuda Holdings from its annual general meeting in 2008 to its annual general meeting in 2009.

The Board of Directors recommends a vote "FOR" the authorization of the election of the nominees above as directors of CastlePoint Bermuda Holdings.

Item 6    Authorization of the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Bermuda Holdings' independent auditors and authorization of the board of CastlePoint Bermuda Holdings to set the auditors' remuneration.

        The Board also proposes that the shareholders authorize the ratification of the appointment of PwC to serve as the independent registered public accounting firm of CastlePoint Bermuda Holdings for 2008. PwC served as the independent auditors of CastlePoint Bermuda Holdings for the 2007 financial year. In addition to this ratification, shareholders are requested to authorize the Board of Directors of CastlePoint Bermuda Holdings to set the remuneration of PwC for their audit of CastlePoint Bermuda Holdings.

The Board of Directors recommends a vote "FOR" the authorization of the ratification of PwC as CastlePoint Bermuda Holdings auditors for 2008 and authorization of the board of CastlePoint Bermuda Holdings to set the auditors' remuneration.

OWNERSHIP OF COMMON SHARES

Table I—Principal Shareholders

        The following table sets forth the total number and percentage, based on 38,289,430 common shares outstanding as of the Record Date, of our common shares beneficially owned as of December 31, 2007 by

  •
  each person, or group of affiliated persons, known to us to beneficially own more than 5% percent of any class of our outstanding voting shares.

Common shares are our only voting securities. The figures below reflect warrants that can be exercised within 60 days of the mailing date of this proxy statement, or by June 28, 2008. The amount of Tower's beneficial ownership includes 1,127,000 common shares issuable upon exercise of ten-year warrants the Company has issued to Tower. The amount of Leon Cooperman's beneficial ownership includes the shares owned directly or indirectly by Omega Associates, LLC, of which Mr. Cooperman is the managing member. Omega Associates is in turn the general partner of Omega Capital Partners, L.P., Omega Capital Investors, L.P., and Omega Equity Investors, L.P. The figures also represent shares over which Omega Advisers, Inc. exercises, directly or indirectly, investment management discretion. Mr. Cooperman is the president and majority shareholder of Omega Advisers.

	Beneficial ownership as of December 31, 2007
	Voting Authority		Dispositive Authority
					Total Amount of Beneficial Ownership
Name and Address	Sole	Shared	Sole	Shared		Percentage
Tower Group, Inc.	3,682,000	0	3,682,000	0	3,682,000	9.3%
120 Broadway
New York, NY 10271
Leon G. Cooperman	1,617,400	883,300	1,617,400	883,300	2,500,700	6.5%
88 Pine Street
31st Floor
Wall Street Plaza
New York, NY 10005

Table II—Directors and Executive Officers

        The following table sets forth the total number and percentage, based on 38,289,430 common shares outstanding as of the Record Date, of our common shares beneficially owned as of March 31, 2008 by our directors and executive officers.

	Beneficial ownership as of December 31, 2007
	Voting Authority		Dispositive Authority
					Total Amount of Beneficial Ownership
Name	Sole	Shared	Sole	Shared		Percentage
Michael H. Lee	949,884	6,207	949,884	6,207	956,091	2.4%
Joel S. Weiner	96,493	0	96,493	0	96,493	*
Joseph P. Beitz	34,821	0	34,821	0	34,821	*
Gregory T. Doyle	12,241	0	48,432	0	48,432	*
William A. Robbie	34,293	0	34,293	0	34,293	*
Robert S. Smith	26,293	0	26,293	0	26,293	*
Jan R. Van Gorder	14,529	0	14,529	0	14,529	*
Richard M Barrow	3,000	0	3,000	0	3,000	*
All named executive officers and directors as a group (eight persons)	1,171,554	6,207	1,171,554	6,207	1,171,554	2.9%

*
Ownership is less than 1% unless otherwise stated.

        The number in the "Total Amount of Beneficial Ownership" column for the directors and executive officers includes shares as to which each individual has a right to acquire beneficial ownership within 60 days of the date of this proxy statement: Lee, 314,953; Weiner, 64,273; Doyle, 36,191; Beitz, 25,821; Barrow, 0; Robbie, 14,764; Smith, 14,764; and Van Gorder, 0. The ownership of Mr. Lee includes shares beneficially owned by Mr. Lee directly or indirectly through trusts of which he and or his wife are trustee, plus his vested options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        We were sponsored by Tower, and our formation was directed by a small number of Tower employees, some of whom became our employees once we commenced operations on April 5, 2006. CastlePoint employees were first paid compensation as employees as of April 1, 2006.

        Named executive officers (sometimes referred to as "NEOs") for the period from January 1, 2007 through December 31, 2007 were Michael H. Lee, Chairman and CEO of CastlePoint Holdings, Ltd. (principal executive officer), Gregory T. Doyle, President of CastlePoint Holdings, Ltd., CastlePoint Management Corp. and CastlePoint Insurance Company, Joel S. Weiner, Senior Vice-President and Chief Financial Officer of CastlePoint Holdings, Ltd., CastlePoint Reinsurance Company, Ltd., CastlePoint Management Corp. and CastlePoint Insurance Company (principal financial officer), Richard M. Barrow, Senior Vice-President and Chief Accounting Officer CastlePoint Holdings, Ltd., CastlePoint Reinsurance Company, Ltd., CastlePoint Management Corp. and CastlePoint Insurance Company (principal accounting officer) and Joseph P. Beitz, President of CastlePoint Reinsurance Company, Ltd.

        Our compensation philosophy supports and reflects our business model. We provide insurance and reinsurance business solutions, products and services to the property and casualty insurance industry through our subsidiaries. We have operations and employees in both Bermuda and the United States. As a recently formed company that had no employees at the beginning of 2006, we had to recruit personnel to commence operations, and we will continue to recruit selected staff as needed to support our growth. At the same time, our business model contemplates that we will maintain a relatively lean staff. Currently, our total staff consists of 25 employees, and that number is not projected to grow beyond 30 by the end of 2008. As a result, our approach to compensation is necessarily flexible, fluid, evolving and based on individual circumstances. As we mature from being a "start-up" to becoming a more seasoned company, we anticipate that our compensation policies and compensation vehicles will change to reflect our business opportunities and the changing business environment in which we operate.

        Our current compensation approach flows from our business goals. We are committed to superior financial performance and recognize that, to achieve our performance goals, we need to attract, integrate and retain the best executive, professional and technical expertise we can. In the immediate future, this means growing the company in capital and in premium base, staffing adequately, and providing quality service to brokers, intermediaries, and insureds. Because our business model contemplates a lean staff, we strive to attract and retain quality over quantity in employees.

        The objectives of our compensation program are to motivate and incentivize management to engage in long-term shareholder value creation, to provide direction to management as to the activities that will create value, to enable management to provide direction to staff as to goals and objectives, and to encourage executive officers to think and act like shareholders. While we have no formal stock ownership guidelines for our employees, we include equity grants as a significant component of compensation.

        Accordingly, in recognition of our business model, status as a new but growing company, and our financial goals, we understand that to attract the best talent from long-established, financially mature companies, in specific situations we may have to offer better compensation in relative terms to those highly qualified employees. Therefore, we must offer attractive compensation to our staff. We also recognize that we offer attributes many other insurance organizations do not provide, such as a creative entrepreneurial atmosphere combined with the privilege of working with extraordinary talent. We design total compensation for each executive officer with reference to what we believe to be prevailing market levels of compensation that each could receive from our competitors as discussed below. The guideline compensation percentile within the peer group is, accordingly, the 25th to 50th percentile of our peer group. An important element of total compensation for each executive officer is a substantial amount of compensation that is "at-risk", i.e., dependent upon corporate and individual performance. At-risk compensation consists of an annual cash bonus (discussed below) and annual stock option (discussed below) awards that vest over, currently, three and one-half years. The greater the responsibility of the executive, the greater the total percentage of at-risk compensation, and the greater the potential award in absolute terms. With regard to the CEO, long-term equity awards are designed to exceed total cash annual incentive awards in view of the strategic role of Mr. Lee in the Company and his role as the largest stockholder in Tower Group, Inc., in order to balance the incentives to him.

        Our Compensation Committee, composed solely of independent directors as defined by both SEC and NASDAQ rules, has adopted a compensation committee charter and reviews and approves all of our compensation policies.

  The Compensation Process, Management's Role and the Consultant's Role

        The Compensation Committee uses the services of an independent compensation consultant, which was Towers Perrin in 2007, to provide information and advice to the Compensation Committee on both director and executive compensation. The fee for 2007 was approximately $40,000. The Committee made all final decisions with regard to executive compensation and relied on the consultant as a resource for the collection, analysis, and explanation of data. This information was used to determine appropriate compensation ranges for each executive officer. Annually, at the February meeting of the Compensation Committee, a compensation package is determined for each executive officer which takes into account where that officer's performance places him or her in that range. That process was followed in 2008 and discussed for each NEO below. Management further provides periodic updates, on at least a quarterly basis, on the Company's performance to the members of the Compensation Committee in order that the members are prepared to assess executive officer performance in February or as necessary.

        The Company initially established in 2007 a compensation peer group of publicly-traded U.S. and Bermuda-based insurance and reinsurance companies which was later reduced and refined to consist of 19 companies. To arrive at the peer group, management provided a recommendation for a compensation peer group to the Compensation Committee. The peer group is addressed further at page 27. The Compensation Committee discussed the peer group with management and requested that the consultant validate the appropriateness of the group and perform an analysis of certain financial fundamentals and compensation practices of each company included in the peer group. The Compensation Committee approved that group for use in 2008 and may, however, request future changes in the group.

        Our Compensation Committee approved the compensation arrangements, including base salary, cost of living adjustments ("COLAs"), target annual and long-term incentive awards, and actual awards thereunder, for our executive officers, excluding Mr. Lee, based upon the recommendation of Mr. Lee, our Chairman of the Board and Chief Executive Officer, and upon comparative market data and other analyses from the compensation consultant. Compensation for Mr. Lee was determined by our Compensation Committee after consultation with, and advice from, the compensation consultant.

  Elements of Compensation

        The three key elements of compensation at CastlePoint Holdings are (1) annual base salary, (2) annual cash incentive awards and (3) annual long-term incentive awards in the form of equity grants. The mix of these three forms of compensation may vary for each executive officer. The factors that influence the mix may include, but are not limited to, position and role of the executive officer within the organization. Each element is discussed in detail below. The annual incentive awards and especially the long-term incentive awards are designed to place a substantial amount of compensation at risk. For 2007, annual incentive awards range from a target of 30% to 125% of base salary and long-

term incentive awards range from 30% to 175% of base salary for a total of 70% to 300% of base salary. The long-term incentive awards involve additional risk because not only is the amount at risk based on individual performance at the time of grant but such awards vest over a period of time, currently in equal increments every 14 months over a total period of 42 months, thereby providing value only when they vest and then only if the share price increases.

        Annualized Base Salary.    The annualized base salary is intended to attract and retain high performing employees that can produce superior financial results. The initial annual base salaries for Mr. Beitz and Mr. Weiner were based on the previous salaries received by them as officers of Tower and subsequently adjusted for the cost of living in Bermuda. The initial base salaries for Mr. Doyle and Mr. Barrow were negotiated with them at their time of hire based on the salaries received by them in their respective positions held immediately prior to our employment of them, their responsibilities at the Company, and the Compensation Committee's analysis as to the fair market value of those services. In the case of Mr. Lee, his initial salary was based on a peer company review, reduced to reflect the fact that he also received compensation as the Chairman of the Board, President and Chief Executive Officer of Tower, and to reflect the weighting of his total compensation package towards annual and long-term incentive compensation. Salaries for each employee are determined annually for the 12-month period from March through February in light of our financial performance for the prior year and the performance of the individual employee, after taking into account the market data for each position. For those executive officer-employees who spend all or a substantial portion of their time in Bermuda, which in 2007 was all executive officers, a cost-of-living adjustment is provided. Given the restrictions in connection with employment in Bermuda, the annual base salary compensation practices of other Bermuda-based companies are also given great weight for our Bermuda-based employees.

        Annual Incentive Awards (Cash Bonus).    Annual incentive awards are given each year to executive officers. They are awarded primarily to both reward and encourage superior performance in order to achieve our financial goals by placing this type of compensation at risk based on performance. Target awards are established when the annual business plan is established and are designed to be competitive with similar awards in the peer group; they are set as a percentage of base salary with the percentage increasing commensurate with position and responsibilities. To the extent not established by an employment agreement, target awards are established by our Compensation Committee after receiving the recommendations of management and guidance from our compensation consultant. The target percentage awards are based on the annual base salary and, for 2007, ran from 30% for Mr. Barrow to 125% for Mr. Lee. Awards may then be modified in the discretion of the Committee based on a combination of the recipient's duties at the Company and the significance of the recipient's contributions to our corporate performance and prospects. An award when ultimately made may be any percent of the target award from 0% to 200% of the target award. The determination of the size of the annual incentive award actually payable to Mr. Lee is made by our Compensation Committee, and the determination of the size of the annual incentive award actually payable to the other executive officers and recipients is made by the Compensation Committee upon consultation with, and recommendation by, Mr. Lee, after consultation with the compensation consultant.

        Long-Term Incentive Awards (Stock Option Grants).    The third element of compensation is long-term equity grants. Our 2006 Long-Term Equity Compensation Plan, which was approved by Tower as our then sole shareholder in March 2006, and amended with shareholder approval after our IPO to add an additional one million shares, provides for grants of options or restricted stock, or both, to directors, officers and key employees.

        The purpose of and procedures for granting long-term incentive awards is the same as for annual incentive awards. The number of options awarded to each recipient is based on a percentage of annual base salary commencing March 1, with the percentage increasing commensurate with position and responsibilities.

        The target percentage awards ran, in both 2007 and 2008 from 30% for Mr. Barrow to 175% for Mr. Lee. Notwithstanding the foregoing, an award when ultimately made may be any percent of the target award from 0% to 200% of the target award based on the recipient's duties with the company and the significance of the recipient's contributions to our corporate performance and prospects. The number of options awarded is determined by dividing the dollar value on the date of grant by the Black-Scholes value on the date of grant. Except for Mr. Lee, the dollar value of the target option awards is the same as the dollar value of the target annual bonus award. For Mr. Lee, his annual bonus target award and his annual long-term incentive grant are 125% and 175%, respectively, of his annual base salary. Neither realized nor unrealized gains in existing option values are taken into account in determining the size of the award. Vesting of prior awards is considered but not determinative when determining either target or actual awards.

        It is anticipated that option grants will be made annually for continuing employees. Such grants for continuing executive officers and employees are scheduled to occur each year in February or March shortly after the completion and approval of our financial statements for the prior year. This process was followed in 2008; the effective date of grant was the third full trading day after release of our fourth quarter and full year results and the exercise price was the fair market value of a share on that day. Awards for newly hired or promoted employees may be made at the first meeting of the Compensation Committee after the commencement of employment or promotion.

        The purpose of these equity grants is to align the interests of the executives receiving the grants with the interests of shareholders in the long-term success of our company. To that end, the stock options we have granted to date vest in three equal installments over a period of three and a half years (or 42 months) from the date of grant: one-third after 14 months, one-third after 28 months and the remaining one-third after 42 months. All such options have a term of 10 years from the date of grant. All of the options we have granted to date are non-qualified stock options.

        Incentive Compensation Factors. The factors considered by the Compensation Committee in determining annual incentive compensation (cash and equity) are both objective and subjective. The Committee, nevertheless, retains discretion to adjust incentive compensation regardless of performance but would intend to do so only in very exceptional circumstances. While objective factors were not formally adopted by the Company to measure achievement for 2007, the following factors were initially considered: managed premiums produced, combined ratio and operating earnings-per-share. The first factor takes into account both premiums written on our insurance companies and premiums produced by our management functions for other insurers; the last factor is arrived at by deducting realized gains or losses from net income. The factors for 2008 are expected to be return-on-equity ("ROE"), managed premiums produced, operating earnings-per-share growth, book value-per-share growth, and combined ratio. These factors were chosen because they better reflect the underlying operating growth and profitability of the Company. The factors considered and the performance that is rewarded relative to these factors may change from year to year as business conditions change. Subjective performance factors are also considered by the Compensation Committee. For 2007, the subjective factors included ROE and book value per share accretion, as well as factors tailored to each individual. Exceptional performance with respect to these factors may be rewarded, although the weight given to subjective factors typically decreases as the responsibility of the position increases. For 2007 performance, the subjective performance factor had an initial target weighting of 30% for the CEO and 50% for all other executive officers.

Compensation Decisions

        Compensation decisions made in 2007 were made in February 2007 for the NEOs by our Compensation Committee, after our 2006 audited financial statements were presented to and reviewed by our Audit Committee. Compensation decisions made in 2008, were made in March 2008 for the NEOs by our Compensation Committee, after our 2007 audited financial statements were presented to and reviewed by our Audit Committee. We expect to adhere to this timing and approach in future years. In 2007, it was determined that executive officers who resided in Bermuda on a full or part-time basis would have two components of salary: their base salary and a COLA. Accordingly, the base salaries for 2007 were adjusted from the 2006 levels to reflect the COLA amounts. (COLA is not included in base salary for purposes of calculating incentive awards and compensation.)

        Compensation decisions made in 2007 for 2006 performance, which were made after less than a year of operations and when the Company had not yet become publicly traded, and in 2008 for 2007 performance which were made for the year during which the Company became a public company were necessarily more discretionary than those typically made in a more established public company. The primary subjective factor that was rewarded in early 2007 for 2006 was individual contribution to the process of creating the Company, raising initial capital, and deploying that capital. The factors that were rewarded in early 2008 for 2007 are discussed below.

        In early 2007, the Committee determined that the amount of total compensation of the executive officers at risk for the 2007 performance year should be increased, especially for Mr. Lee. The Committee therefore set targets for annual and long term incentives accordingly. Although specific objective performance targets were not established for 2007 the factors referenced above were identified as potential objective performance factors.

        In early 2008, when the annual incentive awards payable for 2007 and long-term incentive grants for 2007 were determined, the Committee took account of a variety of objective and subjective factors and made awards that approximated target for three of the five NEOs, including Mr. Lee. In the case of Mr. Weiner, the Company's CFO, and Mr. Barrow, the Company's CAO, the Committee made awards in excess of target, primarily in recognition of their efforts in connection with the Company's IPO (in the case of Mr. Weiner) and in connection with implementing financial and accounting processes and periodic reporting appropriate for a public company. In the case of Mr. Beitz, the Committee made an equity award in excess of target in order for his compensation to be more reflective of market.

        In 2008, in addition to reviewing the three proposed objective factors mentioned above (Managed Premiums, operating earnings and combined ratio), as to which the Compensation Committee noted that the Company's actual performance would equate to 82% of target, the Compensation Committee took into consideration three additional factors in reviewing performance for 2007: growth of book value per share, return on equity (ROE), and the completion of the Company's IPO. The Committee noted that book value per share growth was 16.5% for the year and that the company's ROE increased 5.8 points to 10.9% for the year excluding the aforementioned realized investment losses, a substantial advance towards the company's long-term ROE goal. The Committee also found it proper to recognize the efforts of management, especially Mr. Lee, to develop strategic plans to enhance shareholder value in the latter half of 2007. The Committee also noted two potentially negative factors: losses in the Company's investment portfolio and the decline in the Company's stock price since the IPO. The Committee noted that the investment losses were due in large part to broad mortgage and credit-related issues that affected the financial services sector generally and that the investments had been recommended by the Company's investment advisers. The Committee also noted that the decline in stock price was largely beyond the control of management and at variance with the Company's substantial achievement in relation to the identified performance factors discussed above.

        Accordingly, the following annual incentive and long-term incentive awards were made relative to target:

Name	2007	2008

Michael H. Lee	n/a	3.6 points above

Gregory T. Doyle	n/a	..65 points above

Joel S. Weiner	n/a	16.52 points above

Joseph P. Beitz	n/a	8.5 points above

Richard M. Barrow	n/a	8.8 points above

        In addition based on the foregoing factors, and taking into account prevailing salary levels, including salary levels in Bermuda where appropriate, the following salary compensation determinations were made:

Name	2006 Base	2007 Base	2007 COLA	2008 Base	2008 COLA NO CHANGE

Michael H. Lee	$244,688	$350,000	$50,000	$376,250	$50,000

Gregory T. Doyle	$450,000	$395,000	$55,000	$414,750	$55,000

Joel S. Weiner	$330,000	$315,000	$55,000	$340,200	$55,000

Joseph P. Beitz	$265,000	$235,000	$70,000	$258,500	$70,000

Richard M. Barrow	n/a	$275,000	$40,000	$286,000	$40,000

        Based on the foregoing the following grants of stock options were awarded in 2008 for 2007 performance:

Name	Grant Date	Date of Meeting of Compensation Committee	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Stock and Option Awards

Michael H. Lee	March 10, 2008	March 1, 2008	177,639	$10.12	$625,398

Gregory T. Doyle	March 10, 2008	March 1, 2008	56,828	$10.12	$200,068

Joel S. Weiner	March 10, 2008	March 1, 2008	50,570	$10.12	$178,038

Joseph P. Beitz	March 10, 2008	March 1, 2008	29,529	$10.12	$103,958

Richard M. Barrow	March 10, 2008	March 1, 2008	20,831	$10.12	$73,333

        The exercise price is the fair market value on NASDAQ as of March 10, 2008, a date which represents the third full trading day after release of the Company's 4th quarter and full year 2007 financial results. The value of stock options was based on a Black-Scholes value of $3.5602 per share on that date.

Payments upon Termination or Change in Control

        Four NEOs have employment agreements that provide for payments upon termination of employment or change in control. The four agreements are discussed below under "Employment Related Agreements." For benefits to be paid under an employment agreement upon change in control, there is a 'double-trigger": there must be a change in control and the NEO must also have his employment terminated or he must resign for good cause. The Company believes that a "double-trigger" is fair both to the employee and the Company; it avoids a windfall for the employee merely upon a change in control with a concurrent loss of desired services to the Company, while protecting the officer if he is materially adversely affected by a change in the fundamental terms of his employment. If a change in control would otherwise exist after a transaction with Tower, such event is not recognized as a change in control under the employment agreements. The triggers for payments upon a termination not in connection with a change in control are straightforward and again are considered fair by the Compensation Committee for the employee and the Company, and are discussed at length below for each NEO.

        The awards granted under the 2006 Long-Term Equity Compensation Plan vest upon a change in control (i.e., a single trigger) although if a change in control would otherwise exist after a transaction with Tower, such event is not recognized as a change in control under the 2006 Long-Term Equity Compensation Plan.

  Warrants Issued to Tower

        Effective April 6, 2006, we issued ten-year warrants to Tower to purchase 1,127,000 of our common shares at an exercise price of $10.00 per share, which shares represent 3.5% of our common shares on a fully-diluted basis. The fair value of the warrants we issued to Tower, as of their issuance, and as reflected on our financial statements, was $4.6 million. Michael H. Lee, the Chairman of the Board and Chief Executive Officer of CastlePoint Holdings and the Chief Executive Officer of CastlePoint Management, is Tower's Chairman, President and CEO and the largest single shareholder of Tower holding approximately 12% of its issued and outstanding shares. Additionally, Mr. Weiner and Mr. Beitz, executive officers and/or directors of us or our subsidiaries, are shareholders of Tower, since they were formerly employed by Tower before joining CastlePoint.

  Employment Related Agreements

        We have entered into employment agreements with Messrs. Lee, Doyle, Weiner and Beitz. The officers with whom we entered into employment agreements fall into two general groups, although our reasons for entering into such agreements are similar. We entered into employment agreements with (1) those officers (Mr. Lee, Mr. Weiner and Mr. Beitz) who worked at Tower when the Company was formed, and (2) senior officers that were new hires for our Company (Mr. Doyle). We considered it appropriate to offer employment agreements to Mr. Lee, Mr. Weiner and Mr. Beitz who joined our Company following the closing of our private offering in April 2006 because they relinquished employment (and in the case of Mr. Lee, full-time employment) with a larger insurance company with a history of profitability, along with certain related compensatory arrangements, such as options to purchase Tower's stock. To attract Mr. Weiner and Mr. Beitz to our Company, we "made them whole" by offering them an employment agreement and replacing the equity award compensation they were entitled to at Tower, which they forfeited when they joined our Company, with a CastlePoint equity award. Likewise, Mr. Doyle received an employment agreement upon leaving a successful reinsurance firm.

        There are no change in control agreements or severance agreements between us and any of our officers, other than those set forth and provided in our employment agreements with certain of our NEOs.

        Summaries of the four agreements are set forth following the summary compensation table.

  Perquisites and Other Benefits

        All our employees in Bermuda and all our employees in the United States are entitled to receive employee welfare benefits, including health, dental and life insurance and retirement plans tailored for each country. In Bermuda, many coverages are mandated by law, and, therefore, we have no control over such benefits. Severance arrangements, if any, are individual and are set forth in the employment agreements we entered into with certain of our NEOs. Our executive officers who are based in Bermuda receive a cost of living adjustment which is set forth on page 25.

        We developed a comprehensive policy to address perquisites for executive officers who work in Bermuda on a regular basis. We do not regard these benefits as compensation; rather we developed the policy to enable U.S. employees to remain "whole" while leaving the United States and working in Bermuda at the Company's request. Under this policy, officers receive housing payments or a housing allowance, a related tax gross-up, utilities allowance, relocation expenses, furniture allowance, paid travel home (including for the officer's spouse) a certain number of times per year depending on position, vehicle allowance, country club or recreational allowance and tax preparation services. Until we developed the policy in 2007, we paid for the monthly rental of residences for Messrs. Lee, Doyle, Weiner, Beitz and Barrow in Bermuda. Currently, pursuant to the policy, we pay the following amounts monthly for housing: $12,600 for Mr. Lee, $10,100 for Mr. Doyle, $8,600 for Mr. Weiner, $9,100 for Mr. Beitz, and $8,600 for Mr. Barrow, and related tax gross-up.

        We also purchased a refundable country club membership in Bermuda for use by employees and customers, although it must be in the name of one specified employee. For 2007, employees paid from Bermuda who still maintain a U.S. residence received tax preparation, investment and financial planning services, which also are, we believe, standard for Bermuda-based employers.

  Peer Group and Benchmarking

        We have established a peer group comprised of 19 publicly traded U.S. and Bermuda-based insurance and reinsurance companies for compensation benchmarking purposes for use in 2008. Since the Company's business model is to some extent unique, establishing a set of comparable companies is a challenge. The companies chosen share one or more of the following characteristics with the Company: predominantly commercial lines; specialty companies; or reinsurance companies. The companies chosen typically have larger gross and net written premiums, larger GAAP equity, and larger market capitalization than we do but the Company believes these companies are an appropriate group because it is these companies with which we compete. Our target is to have our total compensation be in the 25th to 50th percentiles within the peer group. The companies comprising the peer group are Alfa Corporation, Allied World Assurance Company Holdings, Ltd., Argo Group International Holdings, Ltd., Aspen Insurance Holdings Ltd., Endurance Specialty holdings Ltd., Harleysville Group, Inc., Markel Corporation, Max Capital Group Ltd., Navigators Group, Inc., Philadelphia Consolidated Holding Corp., Platinum Underwriters Holdings, Ltd., RLI Corp., Safety Insurance Group, Inc., Tower Group, Inc., United America Indemnity, Ltd., United Fire & Casualty Company, Validus Holdings, Ltd., W.R. Berkley Corporation, and Zenith National Insurance Corp.

  Tax Implications

        Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") imposes conditions on the full deductibility by our U.S. subsidiaries of compensation paid to an individual employee in excess of $1 million. This section has no impact on CastlePoint Holdings or our other Bermuda subsidiaries. This section had no impact on the Company's U.S. operations in 2007 and it is not expected to have any impact on the Company in 2008, because the total compensation paid to an individual employee, other than from stock option exercises, is likely to be below the $1 million figure, and any income from stock option exercises is fully deductible under the current requirements of Section 162(m). Compensation paid by CastlePoint Holdings or CastlePoint Re to its employees is not subject to the deductibility restrictions of Section 162(m) as neither is a United States taxpayer. Options awarded under our 2006 Long-Term Equity Compensation Plan to our U.S.-based employees are exempt from Section 162(m) as qualifying performance-based compensation. Tax consequences to the individual are not taken into account when establishing compensation except to the extent designed to render ex-patriate employees "whole" on account of their service outside the United States.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing above and, based on such review and discussion, recommended to management and the Board of Directors that it be included in the 2008 proxy statement sent to shareholders.

Submitted by the Compensation Committee

  Robert S. Smith, Chairman
  William A. Robbie
  Jan R. Van Gorder

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary		Bonus		Option Awards(6)			Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Michael H. Lee Chairman of the Board and Chief Executive Officer of CastlePoint Holdings(1)	2007 2006	$ $	374,115 173,321	$ $	0 0	$ $	489,373 735,840		$ $	436,713 244,688	n/a n/a	$ $	515,858 0	$ $	1,816,059 1,153,849

Gregory T. Doyle President of CastlePoint Holdings(2)	2007 2006	$ $	450,000 90,577	$ $	0 0	$ $	400,000 23,396	(7)	$ $	200,068 35,136	n/a n/a	$ $	245,590 28,250	$ $	1,295,658 577,379

Joel S. Weiner Senior Vice-president and Chief Financial Officer of CastlePoint Holdings(3)	2007 2006	$ $	363,334 195,194	$ $	0 0	$ $	299,001 112,785		$ $	178,334 99,000	n/a n/a	$ $	354,844 31,658	$ $	1,195,217 438,637

Joseph P. Beitz President of CastlePoint Re(4)	2007 2006	$ $	318,333 130,000	$ $	0 0	$ $	179,501 34,164		$ $	92,208 79,500	n/a n/a	$ $	203,623 228,311	$ $	793,665 471,775

Richard M Barrow, Senior Vice-President and Chief Accounting Officer of CastlePoint Holdings(5)	2007 2006		$207,246 n/a		$0 n/a		$82,500 n/a			$48,008 n/a	n/a n/a		$147,043 n/a		$484,797 n/a

(1)
Mr. Lee's compensation reflects a reduction in his base salary to reflect the fact that he also receives compensation as the Chairman of the Board, President and Chief Executive Officer of Tower. For 2007, Mr. Lee's salary included $41,667 in a cost-of-living adjustment and he received the following other compensation related to his service in Bermuda: housing allowance of $144,000; utilities allowance of $6,454; furniture allowance of $100,000; relocation allowance of $10,000; tax services and advice of $26,148; tax gross-up of $227,602; and home leave travel allowance of $1,654. Mr. Lee did not participate in the Company's 401(k) plans.

(2)
For 2007, Mr. Doyle's salary included $45,833 in a cost-of-living adjustment and he received the following other compensation related to his service in Bermuda: housing allowance of $114,000; utilities allowance of $6,837; relocation allowance of $10,000; tax services and advice of $14,085; tax gross-up of $89,546; and home leave travel allowance of $2,251. He also received the value of life insurance premiums of $1,121; and a 401(k) matching contribution of $7,750.

(3)
For 2007, Mr. Weiner's salary included $45,833 in a cost of living adjustment and he received the following other compensation related to his service in Bermuda: housing allowance of $96,000; utilities allowance of $7,200; furniture allowance of $60,000; country club memberships of $3,595; vehicle allowance of $7,885; tax services and advice of $13,661; tax gross-up of $152,712; and a home leave travel allowance of $3,129. He also received the value of life insurance premiums of $1,662 and a 401(k) matching contribution of $9,000. For 2006, Mr. Weiner's "All Other Compensation" included, (i) $1,566 paid for group life insurance coverage, (ii) $15,000 of our company's contribution under the 401(k) plan, (iii) $10,000 of relocation expenses, (iv) $9,186 for cost of living adjustment in Bermuda, and (v) $906 for car allowance.

(4)
For 2007, Mr. Beitz's salary included $58,333 in a cost-of-living adjustment and he received the following other compensation related to his service in Bermuda: housing allowance of $102,000; utilities allowance of $7,200; furniture allowance of $7,349; a country club membership of $6,600; vehicle allowance of $8,680; tax services and advice of $15,043; tax gross-up of $36,48; and home leave travel allowance of $10,729. He also received the value of life insurance premiums of $541 and a 401(k) matching contribution of $9,000. For 2006, Mr. Beitz's "All Other Compensation" included (i) relocation expenses for Bermuda of $10,000, (ii) the cost of a company paid country club membership which is in Mr. Beitz' name of $85,000, although the country club is available for use by all employees and directors, (iii) $12,218 of expenses for trips home, (iv) Bermuda housing allowance of $76,500, (v) the amount ($4,685) of our company's contribution under the 401(k) plan we sponsor, (vi) cost of living adjustment in Bermuda of $32,000, and (vii) transportation allowance of $7,908.

(5)
For 2007, Mr. Barrow's salary included $26,667 in a cost-of-living adjustment and he received the following other compensation related to his service in Bermuda: housing allowance of $56,000; utilities allowance of $4,200; a recreational reimbursement of $1,664 in lieu of country club membership; relocation allowance of $10,000; a vehicle allowance of $900; tax gross-up of $55,969; and home leave travel allowance of $3,634. He also received the value of life insurance premiums of $5,706 and a 401(k) matching contribution of $9,000.

(6)
Represents compensation cost of outstanding awards, as determined in accordance with FAS 123R. The value of stock options was based on the Black-Scholes value pertaining to a share on the date of grant.

(7)
Includes $23,369 in respect of 7,622 common shares issuable under options granted to Mr. Doyle during his service as one of our independent directors in 2006. Mr. Doyle became entitled in 2006 to receive a signing bonus of $400,000 in stock options, which he was granted in March 2007, and such figure is shown in the 2007 row.

GRANTS OF PLAN-BASED AWARDS IN 2007

Name	Grant Date(1)	Date of Meeting of Compensation Committee	Estimated Future Payouts under non-Equity Incentive Plan Awards Threshold ($)	Target ($)	Maximum ($)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)

Michael H. Lee	22-Mar-07	February 24, 2007	0	$437,500	$875,000		104,858	$14.50	$489,373

Gregory T. Doyle	22-Mar-07	February 24, 2007	0	$197,500	$395,000		87,708	$14.50	$400,000

Joel S. Weiner	22-Mar-07	February 24, 2007	0	$126,000	$252,000		64,067	$14.50	$299,001

Joseph P. Beitz	22-Mar-07	February 24, 2007	0	$89,300	$178,600		38,462	$14.50	$179,501

Richard M. Barrow	30-Apr-07	April 30, 2007	0	$55,000	$110,000	(2)	16,807	$15.25	$82,500

(1)
The grant date of March 22, 2007 was the day of the pricing of the IPO. The exercise price was the offering price of our common shares pursuant to the IPO. The value of stock options was based on a Black-Scholes value of $4.667 per share. Mr. Barrow's grant date was April 30, 2007. On that date, the Black-Scholes value per share was $4.9086.

(2)
The target and maximum amounts listed for Mr. Barrow reflect a pro-ration of the award in 2007

(3)
The grant fair value for Mr. Doyle and Mr. Barrow reflect their employment terms. The grant values for Mr. Lee, Weiner and Beitz, which are in excess of the maximum, are explained immediately below.

OPTION GRANTS AND EMPLOYMENT AGREEMENTS

Option Grants

        In January and February 2007, the Compensation Committee approved option awards to be granted at the time of pricing of the Initial Public Offering, at an exercise price per share equal to the offering price. The total value awarded pursuant to these grants was $2,139,226. The number of options awarded was based on a target value award for each recipient divided by the Black-Scholes value of an option, which was calculated based on the IPO's $14.50 per share offering price. Accordingly, the Black-Scholes value was $4.667 per share. The target award value was based on a percentage of each recipient's base salary, with the percentage varying according to the factors set forth under Annual Incentive Awards above. In 2007, the awards were further increased substantially above the target for those officers who played a significant role in the IPO process. The Committee also approved an option award for Richard M. Barrow, our newly hired chief accounting officer in April 2007, with, again, the number of options awarded being based on the dollar value of the target award divided by the Black-Scholes value. The dollar value was based on the recommendation from the compensation consultant. Accordingly, he received options to purchase 16,807 shares at $15.25 per share. All option awards vest in three equal installments every 14 months over a 42 month period from the date of grant.

Employment Agreements

        The following information summarizes the employment agreements for Michael H. Lee, Gregory T. Doyle, Joel S. Weiner, and Joseph P. Beitz. Mr. Barrow does not have an employment agreement. We do not maintain key man life insurance policies with respect to any of our employees.

        Michael H. Lee. Mr. Lee's term of service under his employment agreement runs from April 1, 2006 through July 31, 2009, followed by automatic additional one-year renewal terms unless notice not to extend the term is provided by us or Mr. Lee at least one year prior to the end of the initial or any renewal term. Mr. Lee's salary and target annual bonus are subject to review for increase at the discretion of our Compensation Committee; however, they cannot be decreased below $245,000 and $245,000, respectively. Mr. Lee may also participate in certain executive benefit plans, which may include a paid country club membership up to $10,000 annually and a monthly car allowance up to $1,000.

        If Mr. Lee's employment terminates due to disability or death, he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target annual bonus for the year of termination. Additionally, all of Mr. Lee's equity-based awards will immediately vest and his stock options will remain exercisable for three years after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

        If we terminate Mr. Lee's employment agreement for cause, which includes gross negligence or gross misconduct, conviction of, or Mr. Lee's pleading nolo contendere to, a crime involving moral turpitude or a felony, all of our obligations under the agreement cease. Mr. Lee will only be entitled to receive his accrued base salary and all unvested equity awards are forfeited. If Mr. Lee voluntarily terminates his employment agreement with us without good reason and not due to death, disability or retirement, all of our obligations under the agreement cease, and Mr. Lee will be entitled to receive his accrued base salary plus a prorated target annual bonus for the year of termination. In the case of voluntary termination, Mr. Lee will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All Mr. Lee's unvested equity awards will be forfeited upon such termination.

        If we terminate Mr. Lee's employment without cause or if Mr. Lee terminates his employment with good reason, as defined in the employment agreement, then Mr. Lee is entitled to (1) his accrued base salary and a prorated target bonus for the year of termination, (2) a cash severance payment equal to 300% of the sum of his annual base salary and the average annual bonus paid to him within the preceding three years or, if none, the most recent target annual bonus opportunity, (3) the continuation of life, accident and health insurance coverage for three years and (4) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All of Mr. Lee's unvested equity-based awards will be forfeited upon such termination.

        If we terminate Mr. Lee's employment agreement without cause, or if Mr. Lee terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control, as defined in the employment agreement, Mr. Lee is entitled to receive the same benefits as if he were terminated without cause or if he terminated for good reason, and is also entitled to immediate vesting of his previously unvested stock awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans in connection with a change in control of our company result in the imposition of a golden parachute excise tax under Section 4999 of the Code.

        If Mr. Lee retires, he receives his accrued base salary, a prorated target bonus for the year of termination, applicable retiree benefits, if any, and his vested stock options will remain exercisable for the full option term. All of Mr. Lee's unvested equity-based awards will be forfeited. Mr. Lee will be eligible to retire for purposes of his employment agreement upon attainment of age 55 with 15 years of combined service with Tower and CastlePoint. For this purpose, Mr. Lee's service with Tower prior to our private offering in April 2006 will be combined with his service with us following the private offering. If Mr. Lee retires on or after age 62, he will receive the foregoing amounts and, in addition, his equity-based awards will become vested and his stock options will be exercisable for the full option term.

        Gregory T. Doyle.    The term of service under Mr. Doyle's employment agreement continues for a period of eighteen months from the effective date of January 16, 2007, followed by automatic additional one-year renewal terms unless a notice not to extend the term is provided by us or Mr. Doyle at least six months prior to the end of the initial or any renewal term. Mr. Doyle's salary and target annual bonus are subject to review for increase at least annually at the discretion of the Compensation Committee; however, they cannot be decreased below $450,000 and the target bonus percentage of 37.5%.

        If the Mr. Doyle's employment terminates due to his disability or death, his designated beneficiary or administrator is entitled to accrued salary through the termination date and a prorated target annual bonus for the year of termination. Additionally, all of his equity-based awards will immediately vest and his stock options will remain exercisable for three years after the date employment terminates (or until the last day of the stock option term, whichever occurs first).

        If we terminate the employment of Mr. Doyle for cause, which includes gross negligence or gross misconduct, conviction of, or pleading nolo contendere to, a crime involving moral turpitude or a felony, all of our obligations under the agreement cease. Following such termination, Mr. Doyle will only be entitled to receive his accrued base salary and all outstanding equity-based awards will be forfeited upon such termination.

        If Mr. Doyle voluntarily terminates his employment agreement with us without good reason and not due to death, disability or retirement, all of our obligations under the agreement will cease, and Mr. Doyle will be entitled to receive accrued base salary. In addition, Mr. Doyle would have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All unvested equity-based awards will be forfeited upon such termination.

        If we terminate the employment of Mr. Doyle without cause or if Mr. Doyle terminates his employment with good reason, as defined in the employment agreement, Mr. Doyle will be entitled to (1) accrued salary through the termination date; (2) a severance payment equal to 150% of his annual base salary and target annual bonus for the year of termination; (3) the continuation of health and welfare benefits for eighteen months; and (4) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options.

        If we terminate Mr. Doyle's employment agreement without cause, or Mr. Doyle terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, he is entitled to receive the same benefits as if he were terminated without cause or if he terminated for good reason, and is also entitled to immediate vesting of his previously unvested equity-based awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans in connection with a change of control of our company result in the imposition of a golden parachute excise tax under Section 4999 of the Code.

        If Mr. Doyle retires, he receives his accrued base salary through the termination date, applicable retiree benefits, if any, and his equity-based awards become vested and stock options will remain exercisable for the full option term. Mr. Doyle will be eligible to retire for purposes of his employment agreement upon attainment of age 62.

        Joel S. Weiner and Joseph P. Beitz. Mr. Weiner's and Mr. Beitz's employment agreements commenced April 4, 2006 for one year. Thereafter, there are automatic additional one-year renewal terms unless a notice not to extend the term is provided by us or the employee at least three months prior to the end of the initial or renewal term.

        If the employment of either Mr. Weiner or Mr. Beitz terminates due to disability or death, the designated beneficiary or administrator, as applicable, of the terminated employee is entitled to accrued salary through the termination date and a prorated target annual bonus for the year of termination. Additionally, all equity-based awards of the terminated employee will immediately vest and their stock options will remain exercisable for three years after the date employment terminates (or until the last day of the stock option term, whichever occurs first).

        If we terminate the employment of either Mr. Weiner or Mr. Beitz for cause, which includes gross negligence or gross misconduct, conviction of, or pleading nolo contendere to, a crime involving moral turpitude or a felony, all of our obligations under the agreement cease. The terminated employee will only be entitled to receive his accrued base salary and all outstanding equity-based awards will be forfeited upon such termination.

        If either Mr. Weiner or Mr. Beitz voluntarily terminates his employment agreement with us without good reason and not due to death, disability or retirement, all of our obligations under the agreement will cease, and the terminated employee will be entitled to receive accrued base salary plus a prorated target annual bonus for the year of termination. In the case of voluntary termination, the terminated employee will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All of his unvested equity-based awards will be forfeited upon such termination.

        If we terminate the employment of either Mr. Weiner or Mr. Beitz without cause or if either of them terminates his employment with good reason, as defined in his employment agreement, then the terminated employee is entitled to (1) his accrued base salary and a prorated target annual bonus for the year of termination, (2) a cash severance payment equal to 50% (100% if the employee has been employed at least three years with Tower and us when his employment terminates) of the sum of his annual base salary and his target annual bonus, (3) the continuation of health and welfare benefits for six months (one year if the employee has been employed at least three years with Tower and us when his employment terminates) and (4) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All of his unvested equity-based awards will be forfeited upon such termination.

        If we terminate the employment agreement without cause, or if either Mr. Weiner or Mr. Beitz terminates his employment with good reason, or in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, the terminated employee is entitled to receive the foregoing benefits and is also entitled to immediate vesting of his previously unvested equity-based awards. The employment agreements also provide for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans in connection with a change of control of our company result in the imposition of a golden parachute excise tax under Section 4999 of the Code.

        If either Mr. Weiner or Mr. Beitz retires, the retiring employee receives his accrued base salary through the termination date, applicable retiree benefits, if any, and his equity-based awards become vested and stock options will remain exercisable for the full option term. Mr. Weiner and Mr. Beitz will be eligible to retire for purposes of their respective employment agreements upon attainment of age 62.

        Richard Barrow    Mr. Barrow has an agreement with the Company that if he is terminated for cause or he terminates employment for good reason, he receives 50% of his base salary and target bonus, if employed for less than 3 years, and 100% of his salary and target bonus, if employed for 3 years or more.

        The following table quantifies the estimated payments and benefits that would have been provided to an NEO if the employment of that NEO terminated as of December 31, 2007 under various scenarios.

Name	Retirement, death or disability	Termination for cause or voluntarily by employee w/o good reason	Termination without cause or employee terminates for good reason

Michael H. Lee	$2,006,300	0	$3,056,300

Gregory T. Doyle	$231,372	0	$922,622

Joel S. Weiner	$360,325	0	$814,325

Joseph P. Beitz	$160,280	0	$643,280

Richard M. Barrow	0	0	$188,750

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

        There have been no stock awards granted to executive officers to date.

				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Michael H. Lee	280,000 0		560,000 104,858	0 0	$ $	10.00 14.50	April 3, 2016 March 21, 2017
Gregory T. Doyle	7,622 0	(2)	0 85,708	0 0	$ $	10.00 14.50	April 3, 2016 March 21, 2017
Joel S. Weiner	42,917 0		85,833 64,067	0 0	$ $	10.00 14.50	April 3, 2016 March 21, 2017
Joseph P. Beitz	13,000 0		26,000 38,462	0 0	$ $	10.00 14.50	April 3, 2016 March 21, 2017
Richard M. Barrow	0		16,807	0		$15.25	April 29, 2017

(1)
The Options in the table all vest in 3 equal installments every 14 months over a period of three and a half years from the date of grant.

(2)
Mr. Doyle received 7,622 options during his service in 2006 as one of our independent directors.

OPTION EXERCISES AND STOCK VESTED AS OF YEAR END 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael H. Lee	0	0	0	n/a
Gregory T. Doyle	0	0	0	n/a
Joel S. Weiner	0	0	0	n/a
Joseph P. Beitz	0	0	0	n/a
Richard M. Barrow	0	0	0	n/a

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION PLANS

        We do not maintain any defined benefit plans or offer any non-qualified deferred compensation plans for any person. We do maintain three separate defined contribution plans for our employees, all of which are managed externally: one plan for Bermudian employees (the Bermuda plan), one for non-U.S. and non-Bermudian employees (the non-resident plan), and a defined contribution employee pre-tax 401(k) plan for all U.S. resident employees even if based in Bermuda (the U.S. Plan). Employees are only eligible to join the Bermuda plans on reaching age 23. There is no minimum age requirement to join the U.S. plan. For both the Bermuda plan and the non-resident plan, we match the employees' contribution at 5% of the participant's compensation. Our contribution vests over two years. Under the U.S. Plan, we contribute 50% of each participant's contribution up to 8% of the participant's compensation. Vesting of the employer matching contribution in 20% increments over 5 years.

Non-Employee Director Compensation

        We reimburse all non-employee directors for expenses incurred to attend meetings of our Board or its committees. In 2007, we paid each non-employee director a fee of $1,750 for each board meeting attended, and a fee of $1,500 for each standing committee meeting attended. In addition, we paid each non-employee director a quarterly cash retainer at the annual rate of $25,000. The chair of our Audit Committee receives a cash retainer payable in quarterly installments. Through July 2007, we paid the retainer at the annual rate of $10,000 and commencing August 1, 2007, we paid the chairman's retainer at an annual rate of $20,000. We paid all other committee chairmen (with the exception of the Chairman of the Executive Committee, who did not receive any compensation for service in such capacity) cash retainers at an annual rate of $6,000. In 2007, we also established an ad hoc committee consisting of all the non-employee directors to review certain proposed strategic transactions. The committee members were paid a meeting fee of $2,500 for each meeting. For 2008, it is not expected that the foregoing will change although members of the ad hoc committee will receive an additional one-time retainer of $75,000.

DIRECTOR COMPENSATION FOR 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William A. Robbie	$82,917	$55,000	$100,000	n/a	n/a	$0	$237,917
Robert S. Smith	$74,750	$55,000	$100,000	n/a	n/a	$0	$229,750
Jan R. Van Gorder	$53,000	$55,000	0	n/a	n/a	$0	$108,000

(1)
In 2007, each non-employee director at the time of the IPO on March 22, 2007 received a grant of 1,724 restricted common shares (equivalent to the value of $25,000). These restricted common shares vested on March 21, 2008, the first anniversary of the grant. The Board of Directors subsequently determined that the non-employee directors should annually receive a total of $55,000 in restricted stock. Accordingly, the non-employee directors received a supplemental grant of restricted shares in August 1, 2007 in the amount of $30,000, representing 2,370 shares. These shares will vest on August 1, 2008, the first anniversary of the grant. An award of 3,435 shares of restricted stock, representing $55,000 in value was made on March 1, 2008 to be effective as of March 10, 2008. These shares will vest on March 10, 2009, the first anniversary of the grant. The terms and conditions of the restricted common share grants are governed by the 2006 Long-Term Equity Compensation Plan.

(2)
In addition, William A. Robbie and Robert S. Smith, each of whom had served as a non-employee director since 2006 each received 21,427 stock options at the time of the IPO in March 2007, which equaled $100,000 in value employing the $4.667 per share Black-Scholes value. These stock options vest in equal installments over three years, with one-third vesting on each subsequent 12-month anniversary of the grant. We do not expect such grants to re-occur on an annual basis and no options were granted to directors in 2008.

OTHER POST-EMPLOYMENT PAYMENTS

        We have no severance agreements or other post-employment payment arrangements that exist separately from any applicable provisions in any individual employment agreements as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our independent directors are, and we expect that they will continue to be, the only members of our Compensation Committee. With the exception of Michael H. Lee, who is a member of the Boards of Directors of both CastlePoint Holdings and Tower, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of CastlePoint's Board of Directors or Compensation Committee.

RELATED PARTY TRANSACTIONS

        There were a number of transactions between the Company or its subsidiaries and Tower Group, Inc. and its subsidiaries ("Tower") during 2007. Although Tower owns less than 10% of the Company, Tower is considered a related party because Michael Lee beneficially owns over ten percent of the voting shares of Tower.

        First, Tower sponsored our formation. In early 2006, we issued 2,555,000 of our common shares, representing at the time of the issuance 100% of our outstanding common shares, to Tower in consideration of its investment of $15.0 million in us. The common shares held by Tower currently represent 6.7% of our outstanding common shares. We also issued, effective April 6, 2006, ten-year warrants to Tower to purchase an additional 1,127,000 of our common shares at an exercise price of $10.00 per share, which shares represent 2.7% of our common shares on a fully-diluted basis. The shares held by Tower, together with the shares issuable upon exercise of the Tower warrants, represented 9.3% of our outstanding common shares on a fully-diluted basis as of December 31, 2007. All of Tower's warrants will expire in 10 years from the date of issuance. To the extent Tower exercises all or part of its warrants, our common shares issued upon such exercise will be subject to "lock-up" restrictions preventing transfer by Tower of any such shares for three years from April 6, 2006, the date of issuance of such warrants. The warrants were issued to Tower in recognition of the full value received from Tower as our sponsor, which included the development of our business strategy, the development of the private offering to raise initial funds for our operations, and the transfer of certain executives to us. Tower incurred on our behalf specific operating costs in the first quarter of 2006 in the amount of $0.3 million, although this amount does not reflect the full value of Tower's sponsorship of CastlePoint. The 1,127,000 common shares issuable upon exercise of the warrants represent what we believed was an acceptable percentage of common shares to grant to Tower upon exercise of the warrants to compensate Tower for its contributions to us.

        Second, we and Tower share the services of Michael H Lee, the Chairman of the Board and Chief Executive Officer of CastlePoint Holdings and the Chief Executive Officer of each of CastlePoint Management and CastlePoint Insurance Company. Mr. Lee is also Chairman of the Board, President and Chief Executive Officer of Tower.

        Third, we or our subsidiaries have entered into a number of operating agreements with Tower. We are a party to a master agreement (with addendums thereto) with Tower and certain of its subsidiaries, pursuant to which we agreed to enter or cause certain of our subsidiaries, including potential future subsidiaries after they are incorporated or acquired, as the case may be, to enter into certain reinsurance agreements, risk-sharing, management and service agreements. We had the following agreements in place in with Tower in 2007:

  •
  an amended and restated brokerage business quota share reinsurance agreement whereby CastlePoint Re and CastlePoint Insurance Company reinsure on a quota share basis a 25 to 50% share of Tower's brokerage business. The ceding commission payable to Tower is based on the loss ratio of the business ceded. CastlePoint's quota share was: 49% for the first two quarters and 40% for the last two quarters. For 2007, the amount of premiums ceded by Tower under these treaties to CastlePoint Re was $194,909,280 and the amount of losses (including all loss adjustment expense) assumed by CastlePoint Re was $33,598,196; the amount of premiums ceded by Tower under this treaty to CastlePoint Insurance Company and losses assumed by CastlePoint Insurance Company were $12,456,195 and $4,103,940 respectively.

  •
  an amended and restated traditional program business quota share reinsurance agreement whereby CastlePoint Re reinsures 25 to 50% of traditional program business policies issued by Tower. The ceding commission is 30% plus an additional percentage up to 36% based on the loss ratio of the business. CastlePoint Re's share was 50% during the year. The amount of premiums ceded by Tower under this treaty was $1,669,158 for 2007 and the amount of losses assumed by CastlePoint Re was $96,881.

  •
  an amended and restated specialty program business and insurance risk-sharing business quota share reinsurance agreement whereby CastlePoint Re reinsures 75 to 85% of specialty program business and insurance risk-sharing business policies issued by Tower. The ceding commission is 30% plus an additional percentage up to 36% based on the loss ratio of the business. CastlePoint Re's share was 85% during the year. The amount of premiums ceded by Tower under this treaty was $9,739,087 for 2007 and the amount of losses assumed by CastlePoint Re was $126,491.

  •
  a service and expense sharing agreement between CastlePoint Management and Tower and certain of its subsidiaries, pursuant to which CastlePoint Management can purchase from them insurance company services at cost and are able to use these services ourselves or market these services to our program underwriting agents on an unbundled basis. We share with Tower 50% of the profits and losses generated from these services marketed to our program underwriting agents, although in 2007 we did not sell any unbundled services to program underwriting agents. Currently, CastlePoint Management obtains IT, office space in New York for CastlePoint Management, human resources, claims and certain legal services from Tower pursuant to this agreement. The amount paid by CastlePoint Management to Tower pursuant to this agreement in 2007 was $74,000.

  •
  a service and expense sharing agreement between Tower and CastlePoint Management pursuant to which Tower can purchase from us insurance company services at cost. The amount paid by Tower to CastlePoint Management pursuant to this agreement in 2007 was $0.

  •
  a program management agreement between CastlePoint Management and Tower whereby CastlePoint Management is appointed to perform certain underwriting and claims services with respect to both the specialty program business and insurance risk-sharing business and traditional program business, such as soliciting, underwriting, quoting, binding, issuing and servicing of insurance policies. In circumstances where CastlePoint Management cannot fully perform these functions on its own, CastlePoint Management delegates authority to the program underwriting agents, purchases such services from a third-party provider or purchases services from Tower under the service and expense sharing agreement. Tower pays CastlePoint Management 30% of the premiums for program business written by CastlePoint Management on behalf of Tower's insurance companies less the costs of "boards, bureaus and taxes" incurred for this business by Tower's insurance companies. The gross amount paid by Tower to CastlePoint Management pursuant to this agreement in 2007 was $6,244,777.

  •
  Two brokerage business aggregate excess of loss reinsurance agreements between Tower and CastlePoint Insurance Company whereby Tower reinsures 85% of CastlePoint Insurance Company's brokerage business losses above a loss ratio of 53.5%, and CastlePoint Insurance Company reinsures 15% of Tower's brokerage business losses above a loss ratio of 53.5%. The premium paid to CastlePoint Insurance Company and Tower respectively was $750,000, and $750,000 and the amount of losses paid by CastlePoint Insurance Company and Tower respectively was $0 and $0.

  •
  A management agreement between CastlePoint Insurance Company and Tower Risk Management Corp. whereby Tower Risk Management, for a sliding scale fee based on loss ratio, manages brokerage business policies issued by CastlePoint Insurance Company. The amount paid by CastlePoint Insurance Company to Tower Risk Management pursuant to this agreement in 2007 was $25,723,772.

  •
  A services agreement between CastlePoint Management and Tower Risk Management whereby each company provides services as necessary to the other. In 2007, Tower paid CastlePoint Management $0 and CastlePoint Management paid Tower $0.

  •
  CastlePoint Re reinsured a layer of Tower's catastrophe program during the second quarter of 2007. The premium was $225,000 and no claims were paid by CastlePoint Re.

  •
  CastlePoint Re participated in several of Tower's excess of loss ceded reinsurance treaties. CastlePoint Re (i) reinsures 50% of the ceded first property excess of loss layer, 30% of the ceded second property excess of loss layer and 50% of the ceded first multi-line excess of loss layer under Tower's 2007 property and casualty excess of loss reinsurance agreements; and (ii) until June 30, 2007, participated as a reinsurer in a property catastrophe excess of loss reinsurance agreement with two of Tower's insurance companies at a level of 30% of the first three layers of that agreement.

        Fourth, CastlePoint Management employs Mrs. Helen H. Lee, the wife of Michael H. Lee, who is a licensed insurance agent, as a part-time employee in connection with the services that CastlePoint Management has agreed to provide under the program management agreement with Tower and certain of its subsidiaries. Mrs. Lee also is an employee of Tower.

        Fifth, in December 2006, we purchased $40 million of non-cumulative convertible perpetual preferred stock of Tower and entered into a registration rights agreement with Tower, pursuant to which Tower granted CastlePoint Re registration rights with respect to both the non-cumulative convertible perpetual preferred stock and the common stock into which the non-cumulative convertible perpetual preferred stock could be converted. The non-cumulative convertible perpetual preferred stock was redeemed by Tower in January 2007 for $40 million plus accrued dividends.

        Sixth, we granted registration rights to Tower for the shares it acquired in February 2006 at the time it funded the Company (and to Friedman, Billings, Ramsey Group, Inc. for its benefit and the benefit of the investors in the private offering). In accordance with our obligations under the related registration rights agreement, we filed with the SEC a shelf registration statement (File No. 333-134628) that provided for the resale of our common shares sold in the private offering. That shelf registration statement was declared effective August 6, 2007 (and subsequently terminated March 10, 2008).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on the Company's review of the reports it has received and written representations from those who are required to file reports of beneficial ownership under Section 16 of the Securities and Exchange Act of 1934, we believe that all such reporting persons are in compliance with section 16 reporting obligations, and timely filed.

CASTLEPOINT HOLDINGS, LTD. VICTORIA HALL

11 VICTORIA STREET
HAMILTON HM 11 BERMUDA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CastlePoint Holdings, Ltd., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CASHL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASTLEPOINT HOLDINGS, LTD.

The Board of Directors recommends a vote “FOR” items 1 through 6:

Vote On Directors		For All	Withhold All	For All Except
1.	Election of Gregory T. Doyle and William A.
Robbie as Class B Directors
		☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the  nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers as the Company’s independent auditors and authorize the Board to set the auditors’ remuneration;	☐	☐	☐

3.

To authorize the election of directors of CastlePoint Reinsurance Company, Ltd., a wholly-owned subsidiary of the Company, to serve until the next annual general meeting of the shareholders of CastlePoint Re;

		☐	☐	☐

4.	To authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Re’s independent auditors and to authorize the board of CastlePoint Re to set the auditors’ remuneration;	☐	☐	☐

		For	Against	Abstain

5.

To authorize the election of directors of CastlePoint Bermuda Holdings, Ltd., a wholly-owned subsidiary of the Company, to serve until the next annual general meeting of the shareholders of CastlePoint Bermuda Holdings;

		☐	☐	☐

6.

To authorize the ratification of the appointment of PricewaterhouseCoopers as CastlePoint Bermuda Holdings’ independent auditors and to authorize the board of CastlePoint Bermuda Holdings to set the auditors’ remuneration; and

		☐	☐	☐

7.	To transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted for items 1, 2, 3, 4, 5, 6, and 7. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CASTLEPOINT HOLDINGS, LTD.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF MEMBERS

JUNE 23, 2008

The member(s) (shareholder(s)) hereby appoint(s) Gregory Doyle, Joel Weiner and Roger Brown, or each and any of them, as proxies, each with the power to appoint his successor, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares common stock of CastlePoint Holdings, Ltd. that the member(s) is/are entitled to vote at the Annual General Meeting of Members to be held at 9:30 AM Atlantic Time (Bermuda Time), on June 23, 2008 at the Hamilton Princess Hotel, Pitts Bay Road, Hamilton, Bermuda, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE MEMBER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE